AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 23, 1997

                           Commission File No. 333-17103
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                AMENDMENT NO. 1
                                      TO
                                   FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         Flex Acquisitions Corporation
            (Exact name of registrant as specified in its charter)

                                     Texas
                           (State of Incorporation)

                                  ___________
           (Primary Standard Industrial Classification Code Number)

                                  76-0498636
                    (I.R.S. Employer Identification Number)

                        770 S. Post Oak Lane, Suite 515
                               Houston, TX 77056
                                 713/840-7500
                            Facsimile: 713/840-7554
                 (Address and telephone number of registrant's
                         principal executive offices)

   Michael T. Fearnow, President, 770 S. Post Oak Lane, Suite 515, Houston, TX
                                     77056
                                 713/840-7500
                            Facsimile: 713/840-7554
           (Name, address and telephone number of agent for service)

                                  Copies to:

                           M. Stephen Roberts, Esq.
                        770 S. Post Oak Lane, Suite 515
                               Houston, TX 77056
                                 713/961-2696
                            Facsimile: 713/961-1148

     Approximate  date  of  commencement of proposed sale of securities to the
public:    As  soon  as  practicable  after the Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance
with  General  Instruction  G,  check  the  following  box  [    ]


                                 CALCULATION OF REGISTRATION FEE

                                                             PROPOSED
                                                             MAXIMUM     PROPOSED
                                                             OFFERING     MAXIMUM
TITLE OF EACH CLASS OF                                        PRICE     AGGREGATE     AMOUNT OF
SECURITIES TO BE                               AMOUNT BEING    PER       OFFERING   REGISTRATION
REGISTERED                                      REGISTERED  SECURITY(1)    PRICE(1)      FEE
Common Stock (3)                                    80,000  $      .23  $   18,400  $        5.58
Class A Options (2)                                 80,000  $      .00  $        0  $         .00
Common Stock Underlying Class A Options             80,000  $      .50  $   40,000  $       12.12
Unit Purchase Options - Bridge Loan (2)             16,333  $      .00  $        0  $         .00
Units issuable upon exercise of the Unit            16,333  $      .50  $    8,167  $        2.47
Purchase Options; each Unit consisting of
one share of common stock, $.001 par
value, two Class B Warrants and two Class
C Warrants (2)
Common Stock issuable upon exercise of              16,333  $      .00  $        0  $         .00
  the Unit Purchase Options (2)
Class B Warrants issuable upon exercise             32,666  $      .00  $        0  $         .00
  of the Unit Purchase Options (2)
Common Stock issuable upon exercise of              32,666  $     6.25  $  154,163  $       46.71
  Class B Bridge Loan warrants which
  underlie the Unit Purchase Options
Class C Warrants issuable upon exercise             32,666  $      .00
  of the Unit Purchase Options (2)            $        .00  $        0
Common Stock issuable upon exercise of              32,666  $    10.00  $  246,660  $       74.74
  Class C Bridge Loan warrants which
  underlie the Unit Purchase Options
Units, each consisting of one share of              14,000  $     4.80  $   67,200  $       20.36
  common stock, $.001 par value, two
  Class B Warrants and two Class C
  Warrants (2)
Common Stock ($.001 par value) (2)(3)               14,000  $      .00  $        0  $         .00
Class B Warrants (2)                                28,000  $      .00  $        0  $         .00
Common Stock Underlying Class B Warrants (2)        28,000  $     6.25  $  175,000  $       53.03
Class C Warrants (2)                                28,000  $      .00  $        0  $         .00
Common Stock Underlying Class C Warrants            28,000  $    10.00  $   28,000  $        8.48
Common Stock (for the Shelf)(4)                  2,000,000  $      .23  $  460,000  $      139.38
   TOTAL                                                                            $      288.13
============================================  ============  ==========  ==========  =============

(1)Estimated  solely  for  purposes  of  calculating  the  registration  fee.

(2)No  registration  fee is required for these common shares, Class B Warrants, Class C Warrants, and  Unit Purchase Options, because the securities to be offered pursuant to the Class A Options,
Units  and  Unit  Purchase  Options  are  being  registered  in this same registration statement.
Regulation  230.457(g).

(3)These  94,000  (80,000 and 14,000) shares are to be offered in exchange for all the issued and outstanding  shares  of  common  stock  of  Flex Financial Group, Inc. in a proposed merger.  The registration  fee  is  based  upon  the  book value of Flex Financial, $21,185, on July 31, 1996.

(4)These  2,000,000  shares  are  being  registered  pursuant  to  the  provisions  of Regulation
230.415(a)  (viii) and are to be available to be issued in connection with business combinations.
The  registration  fee  is  based  upon  the  maximum offering price of the securities offered in exchange  for  all  the  issued  and  outstanding  shares  of  capital  stock  of Flex Financial.

(5)The  registration  statement  also  covers any additional securities which may become issuable pursuant  to  anti-dilution  provisions  of  the  warrants.


     The registration hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section  8(a)  may  determine.



                                                                    PROSPECTUS

                         FLEX ACQUISITIONS CORPORATION
                             (a Texas corporation)

                         94,000 Shares of Common Stock
                         (Par value, $0.001 per Share)




THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 10.
                     ____________________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                     ____________________________________



                             UNDERWRITING    PROCEEDS TO
                               PRICE TO     DISCOUNTS AND      ISSUER OR
                             RECIPIENT(3)    COMMISSIONS    OTHER PERSON(1)
Per Share:
94,000 Merger Shares (2)    $         0.23  $         0.00  $         21,620
2,000,000 Shelf Shares (4)  $         0.23  $         0.00  $        460,000
--------------------------  --------------  --------------  ----------------

(1)The estimated expenses of the Merger transaction described herein are $35,000, all of which is being borne by Flex Financial Group, Inc.

(2)Should the proposed Merger between Flex Acquisitions Corporation (the "Company") and Flex Financial Group, Inc. ("Flex Financial") described herein be approved and effectuated, these 94,000 Shares will be distributed to the shareholders of Flex Financial, and all shares of Flex Financial will be
canceled.    See  "TERMS  OF  THE  MERGER,"  page  ___.

(3)Based  upon  the  book  value  of  Flex  Financial  on  July  31,  1996.

(4)These Shares (the "Shelf Shares") shall not be distributed at this time but shall be available to the Company for merger and acquisition purposes during the 2 years' period after the effective date of this Prospectus upon the Company's filing post-effective amendments to the Registration Statement of which this Prospectus is a part. There are no current plans, arrangements or understandings for mergers, acquisitions or business combinations for which the Shelf Shares would be used.

(5)The offering price of the Shelf Shares would be determined in the future, if use is made of such Shelf Shares, and would be reflected in post-effective amendments to the Registration Statement of which this Prospectus is a part.



     The Company is not a "reporting company," as such term is employed in the Securities Exchange Act of 1934. It is not listed on any exchange, and its Common Stock is not eligible for quotation on the NASDAQ Small-Cap Market ("NASDAQ"). There presently is no public market for the Common Stock of the Company, and there can be no assurance that such a market will develop or can be sustained should there be a completion of the proposed Merger. Should the proposed Merger not be effected, there will be no public market for the securities of the Company because of the above-described escrow arrangement. See "Summary of Proposed Transaction - The Escrow Arrangement." Should the proposed Merger be effected, the Company intends to register pursuant to
Section 12(g) of the Securities Exchange Act of 1934, as amended, (become a "reporting company") and, in accordance therewith, will file reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). The Company intends to furnish its shareholders with annual reports containing audited financial statements and such other periodic reports as the Company deems appropriate or may be required by law.

                            ADDITIONAL INFORMATION

     REGISTRATION STATEMENT. The Company has filed with the Securities and Exchange Commission in Washington, D.C. a Registration Statement under the Securities Act of 1933, as amended, with respect to the Common Stock offered by this Prospectus. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits listed in the Registration Statement. The Registration Statement can be examined at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained upon payment of the prescribed fees.
     REPORTS TO SHAREHOLDERS. Should the proposed Merger be effected, the Company intends to register pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, (become a "reporting company") and, in accordance therewith, will file reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). The Company intends to furnish shareholders with annual reports containing financial statements audited by independent certified public accountants and such other periodic reports as it may deem appropriate or as required by law.

     STOCK CERTIFICATES. It is expected that certificates for the securities offered hereby will be ready for delivery within thirty days after the date of the approval of the proposed merger and the filing of the necessary merger documents with the Secretary of State of Texas, should the proposed merger be approved by the requisite shareholder vote of each of the Company and Flex Financial Group, Inc., with respect to the Shares to be distributed in the merger to the existing shareholders of Flex Financial Group, Inc.

     POST-EFFECTIVE AMENDMENT AND PROSPECTUS STICKERS CONCERNING PROPOSED MERGER. Should the proposed Merger described herein be approved by the requisite shareholder vote of Flex Financial and become effective, the Company will file a post-effective amendment to the Registration Statement described above and cause stickers to be placed on the front cover page of all copies of the Prospectus, which amendment and stickers will describe the results of the vote and the effective date of the merger.

UNTIL _____________________, 1996 (90 DAYS AFTER THE REGISTERED SECURITIES ARE RELEASED FROM ESCROW PURSUANT TO RULE 419 UNDER THE SECURITIES ACT OF 1933) ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES MAY BE REQUIRED TO DELIVER A PROSPECTUS.

                               TABLE OF CONTENTS



                                                                         Page

ADDITIONAL INFORMATION
SUMMARY OF PROPOSED TRANSACTION
  SECURITIES ISSUED IN OTHER TRANSACTIONS BEING
  REGISTERED
  SPINOFF
  SECURITIES ISSUED IN INITIAL PUBLIC OFFERING
  THE THREE COMPANIES
  FLEX ACQUISITIONS CORPORATION
  FLEX FINANCIAL GROUP, INC.
  AMERICAN NORTEL COMMUNICATIONS, INC.
  THE SPINOFF
  THE PROPOSED MERGER AND SPINOFF
  THE ESCROW ARRANGEMENT
  SHOULD THE MERGER OCCUR
  CONSEQUENCES SHOULD THE MERGER NOT OCCUR
  REASONS FOR THE ESCROW ARRANGEMENT
  DEGREE OF MANAGEMENT CONTROL OF VOTE ON MERGER
  DISSENTERS' RIGHTS OF APPRAISAL
  COMPLIANCE WITH GOVERNMENTAL REGULATIONS
  TAX CONSEQUENCES OF THE TRANSACTION
  RISK FACTORS
RISK FACTORS
TERMS OF THE TRANSACTION
  TERMS OF THE MERGER
  REASONS FOR THE MERGER AND SPINOFF
  ACCOUNTING TREATMENT OF PROPOSED MERGER
  PLAN OF MERGER
  DESCRIPTION OF SECURITIES
  COMMON STOCK
  Voting Rights
  Dividend Rights
  Liquidation Rights
  Preemptive Rights
  Registrar And Transfer Agent
  Dissenters' Rights
  REDEEMABLE COMMON STOCK PURCHASE WARRANTS
  Class B Warrants
  Class C Warrants
  PREFERRED STOCK
  OTHER SECURITIES OF THE COMPANY
  CLASS A COMMON STOCK PURCHASE OPTIONS
  UNIT PURCHASE OPTIONS
  CLASS B AND CLASS C WARRANTS
  FEDERAL INCOME TAX CONSEQUENCES
  THE MERGER
  THE SPINOFF
  SHAREHOLDERS OF AMERICAN NORTEL
  PRO FORMA FINANCIAL INFORMATION AND DILUTION
  MATERIAL CONTACTS AMONG THE COMPANIES
  REOFFERING BY PARTY DEEMED TO BE AN UNDERWRITER
  INTEREST OF COUNSEL
  INDEMNIFICATION
INFORMATION ABOUT THE COMPANY
  DESCRIPTION OF BUSINESS AND PROPERTIES
  COURSE OF BUSINESS SHOULD THE MERGER NOT OCCUR
  LEGAL PROCEEDINGS
  MARKET FOR THE COMPANY'S COMMON SOCK AND RELATED
  STOCKHOLDER MATTERS
  RULE 144 AND RULE 145 RESTRICTIONS ON TRADING
  FINANCIAL STATEMENTS
  Independent Auditor' Reports
  Balance Sheet
  Statement of Operations
  Statement of changes in Stockholder's Equity
  Statement of Cash Flows
  Notes to Financial Statement
INFORMATION ABOUT FLEX FINANCIAL
  MANAGEMENT'S PLAN OF OPERATION
  LIQUIDITY AND CAPITAL RESOURCES
  PLAN OF OPERATION
  BUSINESS OBJECTIVES
  BUSINESS EXPERIENCE OF PRINCIPALS
  BUSINESS PLAN
      1.  General
      2.  Subordination and Bridge Loans
      3.  Other Investment Transactions
      4.  Miscellaneous Matters
  DESCRIPTION OF BUSINESS PROPERTIES
  LEGAL PROCEEDINGS
  MARKET FOR FLEX FINANCIAL'S COMMON STOCK
     AND RELATED STOCKHOLDER MATTERS
  FINANCIAL STATEMENTS
    Independent Auditor's Report
    Balance Sheet
    Statement of Operations
    Statement of Changes in Stockholders' Equity
    Statement of Cash Flows
    Notes to Financial Statements
VOTING AND MANAGEMENT INFORMATION
  DATE, TIME AND PLACE INFORMATION
    THE COMPANY
    FLEX FINANCIAL
    VOTING PROCEDURE
  DISSENTERS' RIGHTS OF APPRAISAL
  NO SOLICITATION OF PROXIES
  VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
      AND MANAGEMENT
  DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT
     EMPLOYEES
  REMUNERATION OF DIRECTORS AND OFFICERS
    THE COMPANY
    FLEX FINANCIAL
    STOCK OPTIONS
  INTEREST OF MANAGEMENT AND OTHERS
     IN CERTAIN TRANSACTIONS
PARENTS
PLAN OF MERGER

                        SUMMARY OF PROPOSED TRANSACTION

     The transaction in which the securities being registered are to be offered is a proposed merger (the "Merger") between Flex Financial Group, Inc., a Texas corporation ("Flex Financial") and Flex Acquisitions Corporation (the "Company"), also a Texas corporation. Should the Merger be approved and effected, the Company will be the surviving entity and will be under the management of Flex Financial's present management. The 20,000 shares of the Company's Common Stock presently outstanding are owned of record by American NorTel Communications, Inc., a Wyoming corporation ("American NorTel") with approximately 780 shareholders residing in 31 states and Canada. Should the proposed Merger be approved, American NorTel will distribute certificates representing the 20,000 shares of Common Stock of the Company it now owns to its approximately 780 shareholders (the "Spinoff") and thereby lay the basis for the creation of a market for its Common Stock. There is presently no public market for the Common Stock of the Company, and no assurance can be given that such a market will be developed, or if developed, will be sustained.

SECURITIES  ISSUED  IN  OTHER  TRANSACTIONS  BEING  REGISTERED.

     The proposed Merger is being registered with the Securities and Exchange Commission ("the SEC") simultaneously with the registration of the Units Offering and the Spinoff described herein.

     SPINOFF. Simultaneous with the securities being registered as described in this Prospectus, the Company is registering, by means of a separate prospectus and registration statement on Form SB-2, the 20,000 shares of Common stock to be distributed by American NorTel, the corporate parent of the Company, to its shareholders by dividend (the "Spinoff"). The Spinoff is conditioned upon the consummation of certain transactions including the merger of the Company and Flex Financial by filing Articles of Merger with the Secretary of State of Texas.

     SECURITIES ISSUED IN INITIAL PUBLIC OFFERING. Concurrently with the registration of the Spinoff, the Company is registering by means of a separate prospectus under the same registration statement filed on Form SB-2, a maximum of 100,000 Units, each Unit consisting of one share of Common Stock, two Class B Warrants and two Class C Warrants, at a price of $6.00 per Unit (the "Units Offering"). The Units Offering is conditioned upon the consummation of certain transactions including the merger of the Company and Flex Financial by filing Articles of Merger with the Secretary of State of Texas.

THE  THREE  COMPANIES.

     Three companies and their shareholders are affected by the Spinoff and Merger transactions described in this Prospectus.

     FLEX  ACQUISITIONS  CORPORATION  (THE  "COMPANY").    The  Company  was
incorporated under the laws of the State of Texas on March 21, 1996 for the purpose of merging with Flex Financial Group, Inc. ("Flex Financial") should the Merger transaction described herein be approved. The Company has no business operations or significant capital and has no present intention of engaging in any active business until and unless it merges with Flex Financial.

     The  business  office  of the Company is located at 770 S. Post Oak Lane,
Suite  515,  Houston,  TX  77056.    Its  telephone  number  is  713/840-7500.

     FLEX  FINANCIAL  GROUP,  INC.  ("FLEX  FINANCIAL").    Flex Financial was
incorporated under the business corporation laws of the State of Texas on August 16, 1995.

     General. Flex Financial was formed in August, 1995 to participate in certain short-term financing opportunities (terms of less than one year) in the underwriting segment of the securities industry. The Company has no business operations or significant capital and has no present intention of engaging in any active business until and unless it completes the public offering of its securities described herein ("Units Offering").

     Business Plan. The Company intends to participate in short term financing opportunities by (i) providing and/or participating in equity subordination loans to selected underwriters requiring additional excess net capital for underwriting specific issues on a firm commitment basis ("Subordination Loans") and (ii) providing and/or participating in bridge loans to selected issuers meeting the Company's due diligence standards in connection with initial public offerings and secondary financing ("Bridge Loans"). The Company also intends to engage in "spinoff" activities such as are described herein, such spinoffs to involve the distribution, by way of stock dividends or otherwise, of registered shares of stock of other public companies.

     Management of the Company believes that financing opportunities will become available to the Company due primarily to the liquidity of its assets, its future status as a publicly-held company, and its flexibility in structuring and participating in financing opportunities.

     The business office of Flex Financial is 770 S. Post Oak Lane, Suite 515,
Houston,  TX  77056.    Its  telephone  number  is  713/840-7500.

     AMERICAN NORTEL COMMUNICATIONS INC. American NorTel Communications Inc. ("American NorTel") filed its Certificate of Registration and Articles of Continuance with the Secretary of State of the State of Wyoming and became a Wyoming corporation effective February 9, 1993. The company was originally incorporated in British Columbia, Canada on May 17, 1979. American NorTel's common stock has been listed for trading on the Vancouver Stock Exchange since September 18, 1980. In conjunction with a one for five consolidation, the company's name was changed to Coldsprings Resources Ltd. on June 4, 1987. In conjunction with a one for ten consolidation, its name was changed to Islehaven Capital Corporation on July 14, 1987. The company changed its name to NorTel Communications Inc. on June 17, 1991. In conjunction with a one for ten consolidation, the company's name was changed to American NorTel
Communications  Inc.  on  May  11,  1992.

     American NorTel currently operates only in the telecommunications business, providing long distance telephone service in combination with additional related services in the United States and a number of foreign countries, including Argentina, Brazil, Mexico, Canada, and Costa Rica. Until the end of 1993, the Company was also in the mining development and exploration business in Costa Rica and Canada, and has divested of its remaining mining assets.

     In 1987, American NorTel was inactive and was classified as dormant under the rules of the Vancouver Stock Exchange. The then current management organized a reverse take-over by a number of limited partnerships and private companies which were engaged in the mining development and exploration business and who, on July 14, 1987, transferred all of their assets into the company for Treasury shares. The company is no longer active in the mining development and exploration business. In 1990, American NorTel became active in the long distance telecommunications business, which is now its only business.

     American NorTel has approximately 780 shareholders. The company seeks to diversify its business opportunities and investment potential to its shareholders by engaging in "spinoff" activities such as are described herein, such spinoffs to involve the distribution, by way of stock dividends or otherwise, of registered shares of stock of other companies. American NorTel organized the Company and, prior to the date of this Prospectus, has been the controlling shareholder of the Company.

     American  NorTel's  address  is  7201  E.  Camelback  Road,  Suite  320,
Scottsdale,  Arizona  85251.    Its  telephone  number  is  602/945-1266.

THE  SPINOFF.

     American NorTel purchased 20,000 Shares of Common Stock of the Company for a cash consideration of $1,000 and proposes to distribute to the shareholders of American NorTel, as a stock dividend, these 20,000 Shares on the basis of one share of the Company for every 588 shares of American NorTel held of record on September 30, 1996. See "Terms of the Transaction."


     The Spinoff transaction is being registered by the Company with the Securities and Exchange Commission on a separate registration statement ("the
Spinoff  registration  statement").    See  "Terms  of  the  Transaction."

THE  PROPOSED  MERGER  AND  SPINOFF.

     Upon the effectiveness both of the registration statements of which this Prospectus is a part and the Spinoff registration statement, the shareholders of the Company and of Flex Financial will each vote to approve or reject a proposed merger of Flex Financial into the Company on the following terms:

     1.      Flex Financial shall merge into the Company, a Texas corporation.
     2. Upon the effectiveness of the Merger, all the issued and outstanding shares of capital stock of Flex Financial shall be converted into 94,000 shares of Common Stock of the Company, with each share of Flex Financial's Common Stock being exchanged and converted into one share of the Company's common. As of the date of this Prospectus, the following table sets forth the number of outstanding shares of each class of Flex Financial capital stock, the number of votes attributable to each class, the number of shares of Common Stock of the Company that would be allocated to each class, and the number of shares of each class to be exchanged for one share of the Company's Common Stock in the Merger:


                                                      No. of
                                                     Company
                                                   Shares for 1
Class of Stock            Flex     Total   Shares      Flex
                       Financial  Voting     of     Financial
                        Shares    Rights  Company     Share
Flex Financial Common     94,000  94,000   94,000             1

     3. Because the exchange and conversion will be one share for one share, fractional shares shall not be issued. The exercise or purchase price of Flex Financial options and warrants shall be adjusted to be, for the replacement Company options and warrants, that price determined by multiplying
(a) the present exercise price or purchase price by (b) the total voting rights of all classes of Flex Financial's capital stock (which total voting rights equal 94,000 as of the date of this Prospectus) divided by 94,000. The effect of this formula will be that the exercise price of Flex Financial options and warrants shall be identical to the replacement Company options and warrants.

     4. The business of Flex Financial shall be conducted, after the Merger, by the Company, into which Flex Financial shall have merged, but Flex Financial's management and directors shall become the management and directors of the Company.

     5. American NorTel shall distribute to its shareholders ("the Spinoff"), on a basis proportionate to their shareholdings in American NorTel, 20,000 Shares ("the Spinoff Shares") of Common Stock of the Company now held by American NorTel. Each American NorTel shareholder shall receive one share of the Company for each 588 shares of American NorTel held of record on September 30, 1996.

THE  ESCROW  ARRANGEMENT.

     A vote to approve the Merger by the sole shareholder of the Company is assured. After such vote but before any vote by the shareholders of Flex Financial, American NorTel shall declare a dividend to its shareholders of the 20,000 shares of Common Stock of the Company held by it ("the Spinoff Shares"). Certificates representing the 20,000 Spinoff Shares shall be distributed  by  American  NorTel  to  Southwest Bank of Texas NA ("the Escrow
Agent") to be held in escrow pursuant to the provisions of Securities and Exchange Commission Rule 419(e). Later distribution by the Escrow Agent would be as follows:

     SHOULD THE MERGER OCCUR. Upon the legal effectiveness of the Merger (should Flex Financial's shareholders approve the Merger), the Company shall supplement this Prospectus to indicate the fact and date of the Merger. At such time as information concerning the Company in its post-merger form shall have been made available to market makers of the Company's stock and also published in Moody's OTC Industrial Manual, the Company shall provide to the Escrow Agent the Company's representation that the requirements of Securities and Exchange Commission Rule 419(e) have been met, and the Escrow Agent shall distribute, subject to the small shareholders' provisions described in the next paragraph, the escrowed certificates representing the 20,000 Spinoff Shares to the owners of thereof.

     With respect to certificates representing the ownership of fewer than 5 Spinoff Shares of the Company, the Escrow Agent shall not immediately distribute these certificates to the American NorTel shareholders. Rather, each American NorTel shareholder entitled to one of these small denomination certificates shall be advised by American NorTel that the shareholder can elect either (i) to receive his certificate or (ii) to have his shares aggregated with those of other small-denomination shareholders who choose not to receive their certificates, have his shares sold through a broker into the open market after trading in the shares should commence in the open market, and receive the net cash proceeds of the sale. Nor will fractional share interests be distributed. The Company may choose to pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined or to aggregate fractional share interests with those of other small-denomination shareholders who choose not to receive their certificates, and have the shares sold through a broker into the open market after trading in the shares should commence, and distribute to those entitled the net cash proceeds of such sale.

     CONSEQUENCES SHOULD THE MERGER NOT OCCUR. There can be no assurance that the proposed Merger between the Company and Flex Financial will occur, since a favorable shareholder vote of Flex Financial's shareholders must be obtained, and Flex Financial's management does not hold voting power over a majority of any of its Common Stock, which two thirds vote is required for Flex Financial to approve the Merger. Further, Flex Financial shareholder voting on the proposed merger will be taken by written consent pursuant to Texas corporate law and Flex Financial's bylaws which require that written consent be unanimous.

     Should the Merger not become effective, (i) Flex Financial will continue as a closely-held company with its existing assets and business, (ii) the Company will have no significant assets or business, and there will be no trading market for its Common Stock, because the stock certificates representing all its issued and outstanding shares of capital stock will still be held in escrow by the Escrow Agent, and (iii) the Units Offering will not be effected. As long as this escrow continues, no transfer or other disposition of the Shares held in escrow shall be permitted other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title 1 of the Employee Retirement Income Security Act or the rules thereunder. The Company's management has no specific plans for an alternative to a rejection of the proposed Merger but would seek to acquire a business or assets that would constitute a business, using funds contributed by management to pay the costs of such search. Upon execution of any agreement for the acquisition of a business or assets that would constitute a business, the Company shall file a post effective amendment to the Registration Statement and shall supplement this Prospectus to disclose information about the alternative business or assets acquisition, including financial statements and other information required by the Securities and Exchange Commissions's Rule
419. Upon the legal effectiveness of the acquisition described in the amended registration statement and supplemented Prospectus, an additional post-effective amendment to the registration statement would be filed, and upon the effectiveness of such post-effective amendment filed with the Commission, the Escrow Agent would distribute the stock certificates held in escrow. Should no alternative to the Merger be effected within 18 months after the effective date of the Registration Statement of which this Prospectus is a part, Flex Financial has agreed to convert its $4,000 Note according to its terms into common stock representing 80% of the outstanding voting shares of the Company's Common Stock and will have the voting rights to cause a dissolution of the Company. Flex Financial has indicated its intentions to so exercise these voting rights to that effect at that time. See "THE ESCROW ARRANGEMENT."

     REASONS FOR THE ESCROW ARRANGEMENT. The purpose of the Escrow is (i) to establish a definitive date for determining the fair market value of the Spinoff Shares at $.05, the price paid for the shares by American NorTel and for purposes of determining if the distribution is to be taxed as a dividend and as ordinary income (See "FEDERAL INCOME TAX CONSEQUENCES - SHAREHOLDERS OF AMERICAN NORTEL"); (ii) to ensure that the distribution of Spinoff Shares to American NorTel shareholders is a distribution pursuant to an effective registration statement under the Act; and (iii) to comply with the provisions of Securities and Exchange Commission Rule 419(e).

DEGREE  OF  MANAGEMENT  CONTROL  OF  VOTE  ON  MERGER.

     Texas corporate law requires that the Merger be approved by a vote of two-thirds (2/3's) of the outstanding shares of Common Stock of each of the Company and Flex Financial. With respect to such companies, the percentage of outstanding shares entitled to vote and held by officers, directors and their affiliates are as follows: the Company - 0%; and Flex Financial - Common Stock
-  43%.

DISSENTERS'  RIGHTS  OF  APPRAISAL.

     No dissenter's rights of appraisal come into effect with respect to the proposed Merger. While Texas and Wyoming corporate law provide dissenter's rights of appraisal in the case of mergers, (1) all the issued and outstanding shares of capital stock of the Company will be voted by the American NorTel sole director, and a unanimous vote approving the Merger is assured, and (2)
Flex Financial shareholder voting on the proposed merger will be taken by written consent pursuant to Texas corporate law and Flex Financial's bylaws which require that written consent be unanimous, and therefore, no dissenter's rights of appraisal would be created by either vote because a vote to disapprove or a failure of unanimous approval would defeat the Merger.

COMPLIANCE  WITH  GOVERNMENTAL  REGULATIONS.

     No federal or state regulatory requirements, other than securities laws and regulations, must be complied with or federal or state approval obtained in connection with the Spinoff and Merger, other than the filing of articles of merger with the Secretary of State of Texas after a favorable vote might be obtained on the proposed merger.

TAX  CONSEQUENCES  OF  THE  TRANSACTION.

     The Merger should be a "tax-free" reorganization under Section 368(a)(1) of the Internal Revenue Code. See "Terms of the Transaction - Federal Income Tax Consequences."

RISK  FACTORS.

     Ownership of the Common Stock of the Company is speculative and involves a high degree of risk, whether the Merger with Flex Financial be effected or
not.    See  "RISK  FACTORS"  below.

                                 RISK FACTORS

     The shareholders of Flex Financial, all of whom shall be asked to vote on the proposed Merger, are making an investment decision that involves a high degree of risk and should carefully consider the following factors in evaluating the Merger, the surviving corporation, and its business in determining whether to approve the Merger. In addition to the other information contained in this Prospectus, the following risk factors should be considered when evaluating an investment in the shares of Common Stock offered hereby.

     1. RISKS INHERENT IN DEVELOPMENTAL STAGE COMPANY. The Company was organized in March, 1996 and has no operating history, revenues from operations, or assets. The Company received $1,000 cash for the initial issuance of 20,000 shares of its common stock and $4,000 for the issuance of a convertible, subordinated, redeemable note. The proceeds from its issuance of equity and debt has been expended on organizational expenses and the expenses associated with the Units Offering. The Company faces all of the risks of a new business and those risks specifically inherent in the investigation, participation, or investment in financings of the type sought by the Company. Purchase of the securities in this offering must be regarded as placing funds at a high risk in a new or "start-up" venture with all of the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject. There is no assurance that the Company will close the Units Offering necessary for it to implement its business plan, or if it does, that the Company will be able to locate and participate in financing and investment opportunities. In addition, even if the Company becomes involved in a financing opportunity, there is no assurance that it will generate revenues or profits, nor that the value or market price of the Company's Common Stock would be increased thereby.

     2. NO ASSURANCE OF A PUBLIC MARKET AND LIKELIHOOD OF A VOLATILE MARKET. While the shares of Common Stock of the Company to be issued or distributed pursuant to this Prospectus will be free of restrictions on transferability for all persons except "affiliates" of the Company and Flex Financial (and with respect to such "affiliates" such shares may be transferred subject to certain restrictions), there is presently no public market for the Common Stock of the Company and there is no assurance that a public market for such securities will develop after the occurrence of the Merger described in this Prospectus, or, if one develops, that it will be sustained. It is likely that any market that develops for the Common Stock, should it develop, will be highly volatile and that the trading volume in such market will be limited.
     3. MARKET RESTRICTIONS ON BROKER-DEALERS. The Company's common stock is covered by a Securities and Exchange Commission Rule 15-g that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5 million or individuals with net worth in excess of $1 million or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of persons receiving shares in this offering to sell their shares in the secondary market. Further, the Company's Common Stock, after the Merger, will initially be quoted on an NASD inter-dealer system called "the Bulletin Board," will not have $4 million in assets or $2 million in stockholders' equity which are both required for it to qualify for quotation on NASDAQ, and may not be expected to command a market price of $5 per share, the price required for a non-NASDAQ-quoted security to escape the trading severities imposed by the Securities and Exchange Commission on so-called "penny stocks." These trading severities tend to reduce broker-dealer and investor interest in penny stocks and could operate (i) to inhibit the ability of the Company's stock to reach a $3 per share trading price that would make it eligible for quotation on NASDAQ even should it otherwise qualify for quotation on NASDAQ and (ii) to inhibit the ability of the Company to use its stock for business acquisition purposes. See "INFORMATION ABOUT THE COMPANY - MARKET FOR THE
COMPANY'S  COMMON  STOCK  AND  RELATED  STOCKHOLDERS  MATTERS."

     4. MANAGEMENT CONTROL. Should the proposed Merger be approved and effected, after the Merger the Company's officers and directors and their affiliates will own approximately 35 percent of the common stock of the Company and thereby may be able to determine the outcome of any vote affecting the control of the Company. The Board of Directors has complete discretion in making all business decisions. Accordingly, no person should purchase Securities in the Company unless he is willing to entrust all business decisions to the Board of Directors.

     5. DEPENDENCE ON KEY PERSONNEL. The affairs of the surviving company, should the Merger be approved, shall be conducted by the present management of Flex Financial. The loss of the services of any of these persons and other key employees, for any reason, may have a materially adverse effect on the prospects of the emergent company. There are no employment contracts with management or key personnel of the Company. The Company will be heavily dependent on the skills, talents, and abilities of its management and consultants to successfully implement its business plan. Although management has experience in seeking, investigating and participating in financing and investment opportunities, management will generally depend on their general business expertise in making decisions regarding the Company's operations. Because investors will not be able to evaluate the merits of possible business opportunities by the Company, they should critically assess the information concerning the Company's management. The success of the emergent Company is dependent upon, among other things, the services of Michael T. Fearnow, President of Flex Financial, and of M. Stephen Roberts, who will provide certain financial and legal consulting services to the Company. The Company has not entered into employment agreements with any of its officers. Flex Financial does not have, nor does it or the Company presently intend to obtain, key man life insurance (with proceeds payable to the Company) on the life of Mr. Fearnow. The loss of the services of Messrs. Fearnow and Roberts for any reason, may have a material adverse effect on the prospects of the Company.

     6. DEPENDENCE ON OUTSIDE CONSULTANTS AND ADVISERS; CONFLICTS OF INTEREST. Mr. Fearnow will as an officer of the Company provide without compensation the ministerial duties necessary for the president of the Company and will with respect thereto have a continuing fiduciary obligation to the Company. Mr. Fearnow will provide as a consultant ongoing advice and consultation with respect to business opportunities and the business activities of the Company. During the investigation of a possible business opportunity and in order to supplement the business experience of management, the Company may employ accountants, technical experts, appraisers, attorneys, or other consultants and advisers. The selection of any advisers will be made by management and without any control from stockholders.

     Certain conflicts of interest may exist between the Company and Mr. Fearnow as a result of his position as an officer and director of the Company and his service as a consultant. In particular, he will face a conflict of interest with regard to his possible future participation in other business relationships with companies to which the Company may provide financing. In such cases, Mr. Fearnow may have interests that conflict with those of the Company. Although Mr. Fearnow will attempt to resolve any conflicts in favor of the Company, there is no assurance that this will be the case. The Company has not established procedures for the resolution of such conflicts of interest.

     7. LACK OF INDEPENDENT DIRECTORS. Should the Merger be approved and effected, for a foreseeable period of time thereafter the Company's board of directors will have only one director. As such, upon effectiveness of the Merger, the Company's sole director will be Michael T. Fearnow, the Company's sole officer.

     8. DILUTION. Should the Merger be approved and effected, the shareholders of Flex Financial shall suffer a 17.4% dilution in their percentage ownership of the surviving company in exchange solely for obtaining shares of Common Stock registered under the Securities Act to be exchanged for their shares of capital stock of Flex Financial. Measured on the basis of net tangible book value a share as of July 31, 1996, the Flex Financial Common Stockholders shall suffer a 17.4% dilution (from $0.23 a share down to $0.19 a share).

     9. TAX CONSEQUENCES. The anticipated favorable tax consequences of the proposed Merger and Spinoff to the Company and its shareholders (see "Terms of the Transaction - Federal Income Tax Consequences") are not supported by an advance ruling by the Treasury Department but are based upon an opinion of M. Stephen Roberts, Esq., in his capacity as tax counselor to the Company (which tax opinion is one of the exhibits to the registration statement of which this Prospectus is a part). Should the actual income tax consequences be different than as represented herein by the Company, significant gain or loss might be recognized and reportable by any of the Company, American NorTel, or American NorTel's approximately 780 shareholders to whom will be distributed the 20,000 Spinoff Shares should the Merger be effected.

     10. DIVIDENDS NOT LIKELY. Should the Merger be effected, for the foreseeable future it is anticipated that any earnings which may be generated from operations of the emergent company will be used to finance the growth of such company, and cash dividends will not be paid to holders of the Common Stock.

     11. POSSIBLE FUTURE DILUTION. In addition to the Shares registered for the proposed Merger and for the Spinoff, the Company has registered
2,000,000 shares to be available for issuance in possible business combinations or asset acquisitions, the issuance of which would dilute the percentage ownership and could dilute the net tangible book value per share of shareholders of the surviving company.

                           TERMS OF THE TRANSACTION

     The Company and Flex Financial, pursuant to approval by their respective boards of directors, have entered into an agreed plan of merger, a copy of which is included herein (see "PLAN OF MERGER"). In order for the merger contemplated by the Plan of Merger to become effective, it is necessary that each of the following occur:

     (i) a registration statement covering the 20,000 Spinoff Shares offered herein and a registration statement covering the 94,000 Merger shares (for distribution to Flex Financial's shareholders) (a) must be filed with the Securities and Exchange Commission and with appropriate state securities regulatory agencies and (b) must become effective;

     (ii) the shareholders of each of the Company and of Flex Financial must, by a requisite vote of the shares outstanding, approve the merger contemplated by the Plan of Merger; and

     (iii) certain documents evidencing the approved merger must be prepared and filed with the appropriate state authority in the State of Texas.
          These  conditions  are  not  waivable.

TERMS  OF  THE  MERGER.

     The  terms  of  the  proposed  merger  ("the  Merger")  are  as  follows:

     l.      Flex Financial shall merge into the Company, a Texas corporation.

     2. Upon the effectiveness of the Merger, all the issued and outstanding shares of capital stock of Flex Financial shall be converted into 94,000 shares of Common Stock of the Company.

     3. The Company shall reserve 185,332 additional shares of its Common Stock for possible issuance upon the exercise of Company options and warrants to be issued to replace presently outstanding and unexercised Flex Financial options and warrants.

     4. The business of Flex Financial shall be conducted, after the Merger, by the Company, into which Flex Financial shall have merged, but Flex Financial's management and directors shall become the management and directors of the Company.

     5. American NorTel shall distribute to its shareholders ("the Spinoff"), on a basis proportionate to their shareholdings in American NorTel, 20,000 Shares ("the Spinoff Shares") of Common Stock of the Company now held by American NorTel. Each American NorTel shareholder shall receive one share of the Company for each 588 shares of American NorTel held of record on September 30, 1996; provided that certificates representing the ownership of fewer than 5 Spinoff Shares of the shall not immediately be distributed to the American NorTel shareholders. Rather, each American NorTel shareholder entitled to one of these small denomination certificates shall be advised by American NorTel that the shareholder can elect either (i) to receive his certificate or (ii) to have his shares aggregated with those of other small-denomination shareholders who choose not to receive their certificates, have his shares sold through a broker into the open market after trading in the shares should commence in the open market, and receive the net cash proceeds of the sale. Nor will fractional share interests be distributed. The Company may choose to pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined or to aggregate fractional share interests with those of other small-denomination shareholders who choose not to receive their certificates, and have the shares sold through a broker into the open market after trading in the shares should commence, and distribute to those entitled the net cash proceeds of such sale.

     6. There shall also be registered as part of the Merger registration statement filed with the Securities and Exchange Commission, 2 million additional shares of Common Stock of the Company ("the Shelf Shares"), which Shelf Shares shall be available after the Merger for issuance, upon the filing of post-effective amendments to the Merger registration statement, in subsequent, possible mergers or acquisitions with companies engaged in business activities of types related or similar to those now conducted by Flex Financial. Management of Flex Financial (who shall become the management of the Company after the Merger) has no current plans, arrangements or understandings with respect to possible mergers, acquisitions or business combinations for which the Shelf Shares would be used.

     7. Should the Merger not be approved by the unanimous written consent of persons holding all of the issued and outstanding shares of Common Stock of Flex Financial, none of Flex Financial, the Company, or American NorTel shall be liable to any of the others, the sole obligation of each being to pay its expenses relating to the registration of the Shares described herein.

     8. The historical financial statements of the post-Merger Company shall be those of Flex Financial.

REASONS  FOR  THE  MERGER  AND  SPINOFF.

     The managements of the Company and of Flex Financial believe that Flex Financial's shareholders will benefit from receiving shares that have been registered under the Securities Act in exchange for their shares of capital stock of Flex Financial. Further, the managements of the Company and of Flex Financial believe that the distribution of Shares to the stockholders of American NorTel in the Spinoff will provide the basis for the creation of a public market for the common stock of the post-merger Company and that the existence of such a public market will benefit the Flex Financial stockholders. No assurance can be given, however, that a market will develop for the Common Stock or, if it develops, that it will be sustained. See "RISK FACTORS - NO ASSURANCE OF A PUBLIC MARKET AND LIKELIHOOD OF A VOLATILE MARKET."

     In determining to undertake the Merger and Spinoff on the terms proposed, the board of directors of Flex Financial considered the 17% dilution to shareholders of Flex Financial and the fairness of the consideration received by the shareholders pursuant to the Merger and Spinoff. The board considered among other factors: prior disclosures to shareholders as to expected dilution in any merger and spinoff transaction, the amount of capital contributed by the shareholders, the estimated expenses and timing of an independent initial public offering of securities, the percentage of ownership to be held by investors in this Units Offering, the current market conditions in the over-the-counter securities market, the Company's proposed capital structure, possible future capital requirements of the Company, potential dilution to shareholders from Warrant exercise, the estimated costs of acquiring a fully reporting and current public shell corporation, the dilutive effects of such alternative transactions, the company's ability to develop a public market for its common stock, and the costs and dilutive effect of similar transactions necessary to accomplish a public underwriting and to become a widely owned public company. The board concluded that alternative undertakings posed a number of obstacles which management determined were unreasonable, including: substantial time requirements, legal and accounting costs, the inability to obtain an underwriter willing to commit to a firm underwriting, limited capital available to the company, and the potential amount of dilution likely to be experienced by the Flex Financial shareholders and other costs associated with an IPO or shell acquisition.

     The management of Flex Financial determined that, after research into other possible alternatives, the proposed Merger and Spinoff presented the fastest and least expensive method of accessing the U.S. public securities markets and providing the most desirable corporate vehicle for conducting its business operations. The criteria applied by the board was to obtain trading status for the shares held by Flex Financial's shareholders and to seek to raise additional capital in order to expand its business operations while utilizing its existing infrastructure, management and knowledge of its industry at the least cost to shareholders measured in terms of capital expended and dilution. Applying this criteria, the board determined that, considering the 17% dilution was in line with prior disclosures to shareholders regarding expected dilution in any merger and spinoff transaction, the terms of the proposed Merger and Spinoff were fair to its shareholders.
ACCOUNTING  TREATMENT  OF  PROPOSED  MERGER.

     Because the Company is only a corporate shell and not an operating entity, the proposed Merger will be accounted for as if Flex Financial recapitalized.

PLAN  OF  MERGER.

     The  complete  Plan  of  Merger  among  the  Company, Flex Financial, and
American  NorTel  is  included  in  this  Prospectus.    See "PLAN OF MERGER."

DESCRIPTION  OF  SECURITIES.

     COMMON  STOCK.    The Company is authorized to issue 10 million shares of
Common Stock, $0.001 par value. As of the date of this Prospectus the Company had 20,000 shares of Common Stock issued and outstanding.

          Voting rights. Holders of the shares of Common Stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Shares of Common Stock do not have cumulative voting rights, which means that the holders of a majority of the shares voting for the election of the board of directors can elect all members of the board of directors.

          Dividend  rights.    Holders of record of shares of Common Stock are
entitled to receive dividends when and if declared by the board of directors out of funds of the Company legally available therefor.

          Liquidation rights. Upon any liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the company available for distribution to shareholders, subject to the prior satisfaction of the liquidation rights of the holders of outstanding shares of Preferred Stock.

          Preemptive  rights.    Holders  of  Common  Stock  do  not  have any
preemptive rights to subscribe for or to purchase any stock, obligations or other securities of the Company.

          Registrar and transfer agent. Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016-3572 serves as the transfer agent and registrar of the Company.

          Dissenter's Rights. Under current Texas law, a shareholder is afforded dissenters' rights which if properly exercised may require the corporation to repurchase its shares. Dissenters' rights commonly arise in extraordinary transactions such as mergers, consolidations, reorganizations, substantial asset sales, liquidating distributions, and certain amendments to the company's certificate of incorporation.
     REDEEMABLE COMMON STOCK PURCHASE WARRANTS. Pursuant to this Prospectus, the Company is offering 200,000 Class B Redeemable Common Stock Purchase Warrants ("Class B Warrants") and 200,000 Class C Redeemable Common Stock Purchase Warrants ("Class B Warrants")to purchase an aggregate of 400,000 shares of Common Stock.

          Class B Warrants. The Class B Warrants are being issued under a Warrant Agreement dated November 15, 1995 between the Company and Warrant Holders. Each Class B Warrant will be exercisable immediately upon its acquisition and until January 1, 2001, at an exercise price of $6.25 per Warrant, and shall entitle the holder thereof to receive one (1) share of Stock for each B Warrant exercised. Fractional shares of Stock will not be required to be issued upon exercise of the B Warrants. A B Warrant may be exercised by surrendering a B Warrant certificate with an executed form of election to purchase shares attached to the certificate, and paying to the Company the full exercise price for the B Warrants being exercised. Holders of B Warrants will not be entitled (by virtue of being B Warrant holders) to receive dividends, vote, receive notices of shareholders' meetings or otherwise have any rights of shareholders of the Company.

               The Class B Warrants are redeemable, at the option of the Company, at a price of $0.05 per B Warrant at any time after January 1, 1997 upon not less than 30 days prior written notice, provided that there is a public trading market for the Common Stock and that the reported high bid price of the Common Stock equals or exceeds $7.50 per share for the 20 consecutive trading days immediately prior to the date of the notice of redemption to warrant holders.

               The exercise price, number and kind of shares of Common Stock to be obtained by the exercise of the B Warrants is subject to adjustment in the event of a split of the Common Stock or in the event of the reorganization or recapitalization of the Company or of the merger or consolidation of the Company.

               The Company will reserve from the authorized and unissued shares a sufficient number of shares of Common Stock for issuance upon the exercise of the Class B Warrants.

          Class C Warrants. The Class C Warrants are being issued under a Warrant Agreement dated November 15, 1995 between the Company and Warrant Holders. Each Class C Warrant will be exercisable immediately upon its acquisition and until January 1, 2001, at an exercise price of $10.00 per Warrant, and shall entitle the holder thereof to receive one (1) share of Stock for each C Warrant exercised. Fractional shares of Stock will not be required to be issued upon exercise of the C Warrants. A C Warrant may be exercised by surrendering a C Warrant certificate with an executed form of election to purchase shares attached to the certificate, and paying to the Company the full exercise price for the C Warrants being exercised. Holders of C Warrants will not be entitled (by virtue of being C Warrant holders) to receive dividends, vote, receive notices of shareholders' meetings or otherwise have any rights of shareholders of the Company.

               The Class C Warrants are redeemable, at the option of the Company, at a price of $0.05 per C Warrant at any time after January 1, 1997 upon not less than 30 days prior written notice, provided that there is a public trading market for the Common Stock and that the reported high bid price of the Common Stock equals or exceeds $12.00 per share for the 20 consecutive trading days immediately prior to the date of the notice of redemption to warrant holders.

               The exercise price, number and kind of shares of Common Stock to be obtained by the exercise of the C Warrants is subject to adjustment in the event of a split of the Common Stock or in the event of the reorganization or recapitalization of the Company or of the merger or consolidation of the Company.

               The Company will reserve from the authorized and unissued shares a sufficient number of shares of Common Stock for issuance upon the exercise of the Class C Warrants.

     PREFERRED STOCK. The Company is authorized to issue 10 million shares of Preferred Stock, $0.001 par value. The preferences, rights and attributes of the Preferred Stock, which may be set forth in series, shall be determined by the board of directors at such times as series are authorized to be issued. As of the date of this Prospectus, the Company has not issued any shares of its authorized Preferred Stock.
     OTHER SECURITIES OF THE COMPANY. Under the terms of the Merger, all warrants and options of Flex Financial which are outstanding on the Effective Date shall be canceled and converted into warrants and options of the Company of equivalent tenor. Therefore upon the Effective Date of the Merger, the Company will have pursuant to the Merger the following additional securities outstanding.

          Class A Common Stock Purchase Options. In September, 1995 Flex Financial authorized the issuance of 80,000 Class A Common Stock Purchase Options ("Class A Options") in connection with a private placement of 80,000 shares of common stock to its founding shareholders. As of the date of this Prospectus, all of such Class A Options continue to be owned by the original
subscribers  and  are  outstanding.    The  Class  A  Options  are  currently
exercisable and will terminate on December 31, 2000 and may be exercised at a price of $.50 per share.

          Unit Purchase Options. In connection with an IPO Bridge Loan, Flex Financial issued $50,000 principal amount of 10% subordinated notes ("Notes") and Unit Purchase Options ("Option Units"). The Option Units entitle the holders to purchase such number of equivalent units of Flex Financial's securities as may be offered in an initial public offering at an aggregate offering price of at least $60,000 pursuant to an effective registration statement filed under the Securities Act that closes prior to June 30, 1996. The number of equivalent units purchasable at a price of $.50 per unit is determined by dividing the IPO unit offering price into the principal amount of Notes. Under the terms of this Units Offering, holders of the Option Units are entitled to purchase 8,333 equivalent Units. By mutual consent, the applicable IPO closing date and expiration date for exercise was extended to March 31, 1998 and the holders were granted an additional 8,000 Option Units. As of the date of this Prospectus, all of such Class A Options continue to be owned by the original subscribers and are outstanding.

          Class B and Class C Warrants. As of the date of this Prospectus Flex Financial had 28,000 Class B Warrants and 28,000 Class C Warrants outstanding to purchase an aggregate of 56,000 shares of common stock. These warrants were issued in a private placement that closed in April, 1996 and are identical to those purchasable in this offering.

FEDERAL  INCOME  TAX  CONSEQUENCES.

     THE MERGER.  The Merger should qualify as a type "A" reorganization under
Section 368(a)(1) of the Internal Revenue Code. However, when consideration is given to the fact that the Company is newly organized, the "step transaction doctrine" might be applied and, accordingly, the Company might be considered a continuation of Flex Financial with only a change of name or place of incorporation, a type "F" reorganization under Section 368(a)(1). Whether the Merger be characterized as a type "A" or "F" reorganization, the Company believes that there should be no recognition of taxable gain or loss to the shareholders of the Company by reason of the Merger.

     THE SPINOFF. It is anticipated that the distribution by American NorTel to its shareholders of the 20,000 Spinoff Shares will be a taxable event to American NorTel and to each of its shareholders receiving any of the Spinoff Shares. Gain (but not loss) would be recognized by American NorTel under
Section 311 of the Internal Revenue Code for any excess of the fair market value of the Company's stock on the date of actual distribution over the tax basis to American NorTel of such stock.

     SHAREHOLDERS OF AMERICAN NORTEL. As for American NorTel's shareholders who receive Spinoff Shares of the Company, the Spinoff shall occur prior to the vote by Flex Financial's shareholders to accept or reject the Merger. Since the result of the vote by Flex Financial's shareholders cannot be forecast, and since the Merger cannot and shall not become effective until after a favorable vote is obtained on the Merger, American NorTel takes the view that the fair market value of the Spinoff Shares on the date of the Spinoff should not have increased over the $0.05 price paid by American NorTel for the 20,000 Spinoff Shares.

     American NorTel has no current or accumulated earnings, and the distribution is being made from excess capital. Each shareholder of American NorTel should reduce the adjusted basis of his American NorTel stock by the fair market value of the distribution to him, and any remaining portion will be treated as capital gain in the same manner as a sale or exchange of the stock. This fair market value is assumed to be $0.04 per share, the book value per share of Flex Financial at July 31, 1996. American NorTel undertakes to advise its shareholders in late 1997 or early 1998 should it deem the fair market value of the distributed Spinoff Shares on the date of distribution to have been different than $0.04 per share or should it have had earnings in 1996, which would cause the distribution, to the extent of such earnings, to be taxed as a dividend and as ordinary income.

     The above discussion is not based upon an advance ruling by the Treasury Department but upon an opinion of M. Stephen Roberts, Esq., in his capacity as tax counselor to the Company (which tax opinion is one of the exhibits to the registration statement of which this Prospectus is a part). See "RISK FACTORS
-  TAX  CONSEQUENCES."
PRO  FORMA  FINANCIAL  INFORMATION  AND  DILUTION.

     Due to the fact that the Company has no substance or operating history - it was organized as a shell to accommodate the desire of Flex Financial's management to provide for the issuance of securities registered under the Securities Act to Flex Financial's shareholders, pro forma financial information giving effect to the Merger would not vary in any significant respect from the financial information of Flex Financial.

     Essentially, the effect of the Spinoff and Merger is to dilute by approximately 17 percent the equity of the shareholders of Flex Financial by transferring this equity to the shareholders of American NorTel. The effect of the Merger and Spinoff on the net tangible book value a share of the Company's Common Stock and Flex Financial's Common Stock is as follows:


                                   Before            After
                               Merger-Spinoff   Merger-Spinoff
Company's Common Stock         $          0.04  $          0.19
Flex Financial's Common Stock             0.23             0.19

MATERIAL  CONTACTS  AMONG  THE  COMPANIES.

     Other than the proposed Spinoff and Merger described herein, there have been no material contracts, arrangements, understandings, relationships, negotiations or transactions among Flex Financial, the Company, and American NorTel during the periods for which financial statements appear herein.

REOFFERING  BY  PARTY  DEEMED  TO  BE  AN  UNDERWRITER.

     The Shares described herein are to be redistributed by the owner of such Shares, American NorTel, who might be deemed to be an underwriter by reason of its intent to distribute such Shares. (see "TERMS OF THE MERGER" above).

     After the distribution by American NorTel of the Spinoff Shares to its shareholders, American NorTel will no longer own any shares of capital stock of the Company, except to the extent that an uncertain number of Spinoff Shares representing undistributed fractional an whole share interests, would not be allocated in the rounding down process (see "TERMS OF THE MERGER").
     A consequence to American NorTel, should it be deemed to be an underwriter of the Shares to be distributed to its shareholders, is that any person who purchases the registered Shares within 3 years after the distribution could assert a claim against American NorTel under Section 11 of the Securities Act of 1933. The purchase could be in the open market as long as the shares purchased can be traced to the registered Shares American NorTel distributes to its shareholders. Such a claim, to be successful, must be based upon a showing that statements in the registration statement were false or misleading with respect to a material fact or that the registration statement omitted material information required to be included therein.

     Open market purchasers may have to prove reliance upon the alleged misstatement or omission, but reliance may not necessarily require a showing that the purchaser actually read the registration statement but, instead, that the misstatements or omissions in the registration statement were a substantial factor in the purchase of the shares.

INTEREST  OF  COUNSEL.

     M. Stephen Roberts, Esq., counsel to the Company, is named in this Prospectus as having given an opinion on the validity of the securities being registered, upon certain income tax consequences of the Merger and the Spinoff, and upon other legal matters concerning the registration or offering of the securities described herein. Mr. Roberts is the beneficial owner of 21% of the issued and outstanding shares of Common Stock of Flex Financial and is the beneficial owner of less than .5% of the issued and outstanding shares of Common Stock of American NorTel and, by reason of this ownership, shall become the beneficial owner of approximately 20,102 Shares of the Company by way of the merger and American NorTel's distribution of the 20,000 Spinoff Shares to its shareholders.

INDEMNIFICATION.

     Under Texas corporation law, a corporation is authorized to indemnify officers, directors, employees and agents who are made or threatened to be made parties to any civil, criminal, administrative or investigative suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of the corporation or are or were acting in the same capacity for another entity at the request of the corporation. Such indemnification includes expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. In the case of any action or suit by or in the right of the corporation against such persons, the corporation is authorized to provide similar indemnification, provided that, should any such persons be adjudged to be liable for negligence or misconduct in the performance of duties to the corporation, the court conducting the proceeding must determine that such persons are nevertheless fairly and reasonably entitled to indemnification. To the extent any such persons are successful on the merits in defense of any such action, suit or proceeding, Texas law provides that they shall be indemnified against reasonable expenses, including attorney fees. A corporation is authorized to advance anticipated expenses for such suits or proceedings upon an undertaking by the person to whom such advance is made to repay such advances if it is ultimately determined that such person is not entitled to be indemnified by the corporation. Indemnification and payment of expenses provided by Texas law are not deemed exclusive of any other rights by which an officer, director, employee or agent may seek indemnification or payment of expenses or may be entitled to under any by-law, agreement, or vote of shareholders or disinterested directors. In such regard, a Texas corporation is empowered to, and may, purchase and maintain liability insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation. As a result of such corporation law, the Company may, at some future time, be legally obligated to pay judgments (including amounts paid in settlement) and expenses in regard to civil or criminal suits or proceedings brought against one or more of its officers, directors, employees or agents, as such, with respect to matters involving the proposed Merger or, should the Merger be effected, matters that occurred prior to the Merger with respect to Flex Financial.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                         INFORMATION ABOUT THE COMPANY

     The Company was incorporated under the laws of the State of Texas on March 21, 1996. It has no business or significant assets and was organized for the purpose of entering into the Merger proposed herein (see "TERMS OF THE TRANSACTION - TERMS OF THE MERGER"). It has no employees; its management will serve without pay until the Merger should become effective.

DESCRIPTION  OF  BUSINESS  AND  PROPERTIES.

     Should the Merger be approved and effected, the Company shall be the surviving company, but the Company's management (see "VOTING AND MANAGEMENT INFORMATION - DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES") shall not remain as the management of the Company. Control of the Company, through the voting power to elect the entire board of directors and thereby to replace management, shall pass to the present shareholders of Flex Financial, and Flex Financial's present directors and officers shall become the directors and officers of the Company.

     It is the intention of Flex Financial's present management to continue the business of Flex Financial as the business of the Company (see "INFORMATION ABOUT FLEX FINANCIAL - DESCRIPTION OF BUSINESS AND PROPERTIES").

     The Company's present management consists of one person, Michael T. Fearnow. Mr. Fearnow has been a principal of National Association of
Securities Dealers' ("NASD") member firms which acted as securities broker-dealers and acted as underwriters of, or members of groups selling, securities offered to the public.

COURSE  OF  BUSINESS  SHOULD  THE  MERGER  NOT  OCCUR.

     Should the Merger not be approved and effected, the Company will be without any property or business. The Company's management has no present plans for this contingency but would seek to acquire, in exchange for stock of the Company, a business or assets that would constitute a business. Should no acquisition that would cause the Company to become a going concern be made within 18 months after the date of the Registration Statement of which this Prospectus is a part, the holders of the majority of the issued and outstanding shares of Common Stock will have the voting power to cause a dissolution of the Company, and persons who would be the holders of a majority of these shares have indicated their intention to do so.

LEGAL  PROCEEDINGS.

     Neither the Company nor its property is a party to or the subject of pending legal proceedings.

MARKET  FOR  THE  COMPANY'S  COMMON  STOCK  AND  RELATED  STOCKHOLDER MATTERS.

     There is no public trading market for the Company's Common Stock. As of the date of this Prospectus, there is one holder of record of the Company's 20,000 shares of issued and outstanding capital stock. After the Spinoff (see "TERMS OF THE TRANSACTION - TERMS OF THE MERGER") these 20,000 shares of stock shall be owned of record by American NorTel's approximately 780 shareholders.

     Should the Merger be approved and effected, (i) the Escrow Agent will release from escrow the certificates representing the ownership of the 20,000 Spinoff Shares, which certificates would be delivered to the approximately 780 persons owning the Spinoff Shares, and (ii) the 11 shareholders of Flex Financial will receive 94,000 shares of Common Stock of the Company in exchange for all the issued and outstanding shares of capital stock of Flex Financial. An additional 185,332 shares of Common Stock of the Company will be reserved for issuance against the exercise of Company options and warrants that would replace existing options and warrants of Flex Financial.

     There can be, and is, no assurance that market makers will make or maintain a market in the stock or that, even if a market is made and maintained in the stock, that the stock will trade at prices deemed attractive or reasonable to the shareholders of the Company.

     The Company's stock will not be eligible for quotation on the NASDAQ Small Cap Market ("NASDAQ") (i) until it trades at a price of $3 per share or higher and (ii) unless it meets other NASDAQ requirements regarding assets and shareholders' equity, which it will not yet meet even if the Merger is approved and effected. No assurance can be made that the Common Stock will ever become eligible for quotation on NASDAQ.
     The Company's stock is expected to be quoted on an NASD inter-dealer system called "the Bulletin Board." While some Bulletin Board stocks are actively traded, they do not draw the interest of the NASD brokerage community held by NASDAQ stocks or exchange-listed stocks. The eligibility requirements for listing the Company's stock on exchanges are generally as high or higher than the requirements for eligibility for quotation on NASDAQ, and the Company has no present plans to list its stock on an exchange. Hence, the plans of the Company to use its stock for business acquisition purposes are likely to be adversely affected unless and until its stock becomes eligible for quotation on NASDAQ.

     Further, holders of the Shares offered herein face the prospect, should the Merger be approved and effected, of an indefinite period during which the Shares will be subject to trading severities imposed on Bulletin Board, so-called "penny stocks" (stocks that trade at less than $5 per share) by regulations of the Securities and Exchange Commission. The effect of these trading severities is to reduce broker-dealer and investor interest in trading or owning "penny stocks" and, hence, could inhibit the ability of the Company's stock to reach a trading level of $3 per share or higher and thereby become eligible for quotation on NASDAQ even if the Company meets NASDAQ's assets and shareholders' equity requirements in the future.

     Flex Financial has obtained agreements from the beneficial owners of at least 50 percent of their presently outstanding shares of capital stock to the effect that these owners will not sell any of their shares of post-Merger Company stock (without first obtaining the written authorization of Flex Financial's president) for the following periods after the Merger becomes effective and information about the Company is published in Moody's OTC Industrial Manual: Flex Financial's shareholders - 180 days.
RULE  144  AND  RULE  145  RESTRICTIONS  ON  TRADING.

     Should the Merger and Spinoff transaction described herein be approved and effected, all issued and outstanding shares of Common Stock of the Company shall have been issued or distributed pursuant to registration with the Commission. Nevertheless, some of the Shares, even though deemed not to be "restricted securities," as such term is used by the Commission, will be subject to certain restrictions on their transfer for value.

     Holders of the Shares who are deemed to be affiliates of Flex Financial at the time of the vote on the Merger, in order to sell their Shares, must either register them for sale or comply with the resale provisions set forth in paragraph (d) of the Commission's Rule 145, unless some other exemption-from-registration provision is available. The resale provisions of paragraph (d) of Rule 145 refer to certain provisions of the Commission's Rule 144 which require that:

     - there must be available, to the public, current information about the Company of a quality meeting certain Commission requirements,

          - transfers for value by such affiliates can occur only either through broker transactions not involving the solicitation of buyers or directly to market-makers, and

          -each such affiliate can transfer for value, during a 90-day period, no more Shares than the greater of one percent of all issued and outstanding shares of Common Stock of the Company (940 Shares immediately after the Merger) or the average weekly volume of trading in such Common Stock reported through the automated quotation system of NASDAQ during the four calendar weeks prior to placing the sell order with a broker-dealer.

     The above described resale provisions of Rule 145 shall continue, for persons who are affiliates of Flex Financial at the time of the vote on the Merger, for 2 years after the Merger, at which time only the current public information requirement shall continue. At such time as any such affiliate has ceased to be an affiliate of the post-merger company for at least 3 months, and provided at least 3 years have elapsed since the date of the Merger, then even the current public information requirement will no longer be required for such a former affiliate to sell any of the Shares acquired in the Merger.

     The Company believes that none of the 20,000 Spinoff Shares will be subject to any restrictions on trading or transfers for value, by reason of these Shares' being registered for the Spinoff. Further, none of the 94,000 Shares of the Company to be distributed in the Merger to Flex Financial shareholders other than to Flex Financial officers and directors and to affiliates of Flex Financial prior to the Merger will be subject to any restrictions on transfer. Accordingly, after the effective date of the Merger and the redistribution of the Spinoff Shares, there shall be 114,000 Shares in the "public float," i.e., subject to no Rule 144 or other applicable securities law restrictions on their being traded or transferred for value. It is estimated that in excess of 300 persons will own these Shares of record, the offering of which for sale could have a materially adverse effect on the market price of the Company's stock. However, for a period of 180 days after the Merger should become effective and information about the post-Merger Company has been published in Moody's OTC Industrial Manual, at least half of the Flex Financial outstanding Shares are subject to restrictions on trading by reason of agreements among the shareholders owning these Shares. See "Information about the Company - Market for the Company's Common Stock and Related Stockholder Matters."

     There is no equity of the Company subject to outstanding options or warrants to purchase, or securities convertible into, equity of the Company. However, under the terms of the Merger, all warrants and options of Flex Financial which are outstanding on the Effective Date shall be canceled and converted into warrants and options of the Company to buy an equivalent number of shares. See "DESCRIPTION OF SECURITIES - OTHER SECURITIES OF THE COMPANY".


          The Company has had no operations or earnings and has declared no dividends on its capital stock. Should the Merger be approved and effected, there are no restrictions that would, or are likely to, limit the ability of the Company to pay dividends on its Common Stock, but the Company has no plans to pay dividends in the foreseeable future and intends to use earnings for business expansion purposes (see "INFORMATION ABOUT THE COMPANY - DESCRIPTION
                         OF BUSINESS AND PROPERTIES").

                             FINANCIAL STATEMENTS.

       Set forth below are the independent auditor's report dated September 25, 1996 with respect to the Company's balance sheet as of July 31, 1996, such balance sheet, and the notes to the balance sheet.

                          FLEX  ACQUISITIONS  CORPORATION

                           (A DEVELOPMENT STAGE COMPANY)



     FINANCIAL  STATEMENTS



     JULY  31,  1996



                                     --ooOoo--



                                  C 0 N T E N T S



                                               Page
Independent Auditor's Report                   FI-2

Balance Sheet                                  FI-3

Statement of Operations                        FI-4

Statement of Changes in Stockholder's Equity.  FI-5

Statement of Cash Flows                        FI-6

Notes to Financial Statements                  FI-7-8






                                     --ooOoo--

     INDEPENDENT  AUDITOR'S  REPORT





                      To the Stockholder and Directors of

                         Flex Acquisitions Corporation

                         (A Development Stage Company)

                                Houston, Texas





       We have audited the accompanying balance sheet of Flex Acquisitions Corporation (A Development Stage Company) as of July 31, 1996, and the related statements of operations, changes in stockholder's equity and cash flows for the period March 22, 1996 (date of inception) through July 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.



      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Flex Acquisitions Corporation (A Development Stage Company) at July 31, 1996, and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles.











                           Harper & Pearson Company

                                Houston, Texas

                              September 25, 1996



                           FLEX ACQUISITIONS CORPORATION

                           (A DEVELOPMENT STAGE COMPANY)

                                   BALANCE SHEET

                                   JULY 31, 1996




                                       ASSETS






OTHER ASSETS

Start-up costs                                    $  4,992
                                                  =========


  LIABILITIES AND STOCKHOLDER'S EQUITY


CURRENT LIABILITIES

Accounts payable                                  $    134

Interest payable                                       134


TOTAL CURRENT LIABILITIES                              268


LONG-TERM NOTE PAYABLE, RELATED PARTY                4,000


STOCKHOLDER'S EQUITY

Preferred stock, no par value, 10,000,000 shares

authorized, none issued and outstanding, rights,

preferences, qualifications, limitations and

restrictions and any other benefits to be

determined by the Board of Directors as provided

in the corporation's Articles of Incorporation         -0-

Common stock, $.001 par value, 10,000,000 shares

authorized, 20,000 shares sold and to be issued         20

Additional paid-in capital                             980

Deficit accumulated during the development stage      (276)



                                                       724



                                                  $  4,992
                                                  =========














                            See accompanying notes.



                           FLEX ACQUISITIONS CORPORATION

                           (A DEVELOPMENT STAGE COMPANY)

                              STATEMENT OF OPERATIONS

              MARCH 22, 1996 (Date of Inception) THROUGH JULY 31, 1996




EXPENSES

Interest expense                         $    134

Outside services                               80

Bank service charges                           54

Postage and delivery                            8



                                              276





NET LOSS                                 $   (276)
                                         =========





LOSS PER COMMON SHARE                    $   (.01)
                                         =========





SHARES USED IN COMPUTING LOSS PER SHARE  $ 20,000
                                         =========











                            See accompanying notes.

                         FLEX ACQUISITIONS CORPORATION

                           (A DEVELOPMENT STAGE COMPANY)

                    STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY

              MARCH 22, 1996 (Date of Inception) THROUGH JULY 31, 1996






                                        Additional
                  Preferred    Common     Paid-In    Retained
                    Stock       Stock     Capital   (Deficit)     Total
Sale of Common
  Stock          $       -0-  $      20  $     980  $     -0-   $   1,000

Net Loss                 -0-        -0-        -0-       (276)       (276)

Balance -

  July 31, 1996  $       -0-  $      20  $     980  $    (276)  $     724
                 ===========  =========  =========  ==========  ==========










                            See accompanying notes.



                           FLEX ACQUISITIONS CORPORATION

                           (A DEVELOPMENT STAGE COMPANY)

                              STATEMENT OF CASH FLOWS

              MARCH 22, 1996 (Date of Inception) THROUGH JULY 31, 1996



CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss                                       $   (276)

Adjustments to reconcile net loss to net

cash used by operating activities:

  Change in operating assets and liabilities:

    Accounts payable                                134

    Interest payable                                134

Total Adjustments                                   268

Net Cash Used by Operating Activities                (8)

CASH FLOWS FROM INVESTING ACTIVITIES:

Start-up costs                                   (4,992)

Net Cash Used by Investing Activities            (4,992)

CASH FLOWS FROM FINANCING ACTIVITIES:

Long-term note payable, related party             4,000

Proceeds from issuance of common stock            1,000

Net Cash Provided by Financing Activities         5,000

NET INCREASE IN CASH                                -0-

CASH AT BEGINNING OF PERIOD                         -0-

CASH AT END OF PERIOD                          $    -0-
                                               =========







                            See accompanying notes.

                           FLEX ACQUISITIONS CORPORATION
                           (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO FINANCIAL STATEMENTS
                                   JULY 31, 1996


NOTE  A          BASIS  OF  PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                 POLICIES


Flex Acquisitions Corporation (A Development Stage Company) (Acquisitions) a wholly owned Texas subsidiary of American Nortel Communications, Inc. (American Nortel) was incorporated on March 21, 1996 for the purpose of; (a) merging with Flex Financial Group, Inc. (Flex Financial), an entity related by common control, and (b) a proposed filing of a registration statement with the Securities and Exchange Commission. Simultaneously with these transactions, it is anticipated that American Nortel will then distribute its shares of the Company to American Nortel shareholders. The newly formed public Company will then engage in the business of participating in certain short-term financing opportunities (terms of less than one year) in the underwriting segment of the securities industry and in certain long-term financing and investment opportunities (terms of greater than one year) in transactions with operating businesses with significant growth potential.



The Company has no business operations or significant capital and has no intention of engaging in any active business until it merges with Flex Financial. Should the merger not occur, the Company would seek other business opportunities and if none were found, would be dissolved within eighteen months by a vote of the majority of its common stockholders.



Merger Spin-Off - The Company agreed to merge with Flex Financial on July 1, 1996. Flex Financial is a developmental stage company formed to participate in certain short-term financing opportunities (terms of less than one year) in the underwriting segment of the securities industry and to participate in certain long-term financing and investment opportunities (terms of greater than one year) in transactions with operating businesses with significant growth potential. The Company will be the surviving corporation (Survivor) but Flex Financial will elect all directors and officers of the Survivor. All currently outstanding stock of Flex Financial will be canceled and converted into 94,000 shares of the Company's common stock. Flex Financial has options and warrants currently outstanding which will be canceled and options and warrants on the Company's common stock will be issued according to the plan of merger.



The merger is contingent upon the effectiveness of the registration statements, and upon the shareholders of the Company and of Flex Financial approving the proposed merger.



Management's Estimates - Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.



Fair Value of Financial Instruments - Management is of the opinion that the carrying value of all financial instruments is substantially equal to fair value at July 31, 1996.

                                                                     Continued

                           FLEX ACQUISITIONS CORPORATION
                           (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO FINANCIAL STATEMENTS
                                   JULY 31, 1996


NOTE  A          BASIS  OF  PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                 POLICIES  (CONTINUED)

Loss Per Common Share - Loss per common share is computed using the weighted average number of shares of common stock outstanding during the period.

Income Taxes - For the year ended July 31, 1996, the Company incurred a net operating loss amounting to $276. This net operating loss carryforward will expire in the year 2011, if not previously utilized.

No tax benefit for the loss carryforward has been reported in the financial statements. Accordingly, the tax benefit of approximately $94 resulting from the utilization of the loss carryforward has been offset by a valuation allowance of the same amount.

Start-up Costs - Represents legal and other costs associated with the organization of the Company and services in connection with the anticipated merger/spinoff with American Nortel Communications, Inc. and Flex Financial Group, Inc. These costs will be amortized over a five year period upon commencement of operations.

               NOTE B     LONG-TERM NOTE PAYABLE, RELATED PARTY

Long-term note payable, related party consists of the following at July 31, 1996:

     Flex  Financial  Group,  Inc.  -  10%  note,  convertible
     into  common  stock  as  provided  for  by  the
     agreement,  subordinated,  redeemable  note
     payable  due  March  31,  1998,  renewable  for  an
     additional  two  year  term,  interest  payable
     at  maturity;  unsecured                              $    4,000

     Less  current  portion                                      -0-

     Long-term  portion                                    $    4,000
                                                           ==========

NOTE  C          RELATED  PARTY  TRANSACTIONS  AND  BALANCES

Transactions and balances with related individuals and entities related by common control are as follows:

     Flex  Financial  Group,  Inc.
       Interest  expense/payable                           $      134
                                                           ==========
     Roberts  -  Attorney  at  Law;
       initial  registered  agent
         Start-up  costs                                   $    4,992
                                                           ==========

                       INFORMATION ABOUT FLEX FINANCIAL

     Flex Financial Group, Inc. ("Flex Financial") was incorporated under the Business Corporation Law of the State of Texas on August 17, 1995.

MANAGEMENT'S  PLAN  OF  OPERATION.

     The following should be read in conjunction with the Financial Statements of Flex Financial and the Notes thereto, and the other financial and other information included elsewhere in this Prospectus. This Prospectus contains certain statements regarding future trends which are subject to various risks and uncertainties. Such trends, and their anticipated impact on Flex Financial, could differ materially from those discussed in this Prospectus. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "RISK FACTORS" and elsewhere in this Prospectus.

     Flex Financial was organized in August, 1995 and is in the development stage. Flex Financial has not yet commenced operations, has not generated any revenues from operations to date, and will not generate any revenues from operations until after the completion of the Units Offering, which the company anticipates will occur in September, 1997. There can be no assurance that the company will be able to successfully generate meaningful revenue or achieve profitable operations.

     Since inception, Flex Financial has developed a business plan; developed and disseminated promotional material to prospective clients of its business services; identified potential clients with respect to its services; developed a marketing strategy; and raised an aggregate of $137,200 in gross proceeds through private equity and debt offerings.

     LIQUIDITY AND CAPITAL RESOURCES. As of May 31, 1997, Flex Financial has approximately $30,000 in cash and cash equivalents. It is anticipated that the company will realize $500,000 in net proceeds from the sale of the Common Stock and Warrants offered in the Units Offering. The net proceeds of the Units Offering will be used to pay off the Bridge Loans, to commence investment in Bridge Loans and Subordination Loans, and to pay for general administrative and overhead expenses incurred in connection therewith.

     Flex Financial is dependent upon the proceeds of the Units Offering, if any, or other financing to implement its proposed business plan. Management believes that the proceeds from the sale of the Common Stock and Warrants offered in the Units Offering will enable Flex Financial to satisfy its anticipated financing needs for a period of at least 12 months following the Effective Date. However, there can be no assurance that Flex Financial will have sufficient capital resources to permit it to fully implement its business plan.

PLAN  OF  OPERATION.

     BUSINESS OBJECTIVES. Flex Financial was formed primarily to serve as a vehicle to invest in short-term financing opportunities in the underwriting segment of the securities industry. The company intends to participate in short-term financing opportunities by (i) providing equity subordination loans to underwriters requiring additional excess net capital for underwriting specific issues on a firm commitment basis ("Subordination Loans") and (ii) providing bridge loans to selected issuers to connection with initial public offerings and secondary financing ("Bridge Loans"). The business objectives of the company are to (i) provide Subordination Loans to selected underwriters for specific issues on terms suiting the company's investment requirements, and (ii) to provide Bridge Loans on a highly selective basis within established guidelines to issuers meeting the company's due diligence standards. Flex Financial also intends to engage in "spinoff" activities such as are described herein, such spinoffs to involve the distribution, by way of stock dividends or otherwise, of registered shares of stock of other companies. The company intends to use the proceeds of the Units Offering primarily to provide the capital to commence the investigation, negotiation and participation in Subordination and Bridge Loans.

     The company believes that financing opportunities will become available to it due primarily to the contacts of its officers, directors and consultants with entities and individuals participating in various segments of the securities industry, liquidity of its assets, its future status as a publicly-held company, and its flexibility in structuring and participating in financing opportunities. The company has no agreement or understanding to participate in any financing opportunity, nor does it currently have any
opportunity  under  investigation.    Decisions  as  to  which  financing
opportunities to participate in will be made by management of the company, which will in all probability act without the consent, vote, or approval of Flex Financial's stockholders except when required by applicable law.

     BUSINESS EXPERIENCE OF PRINCIPALS. The present executive officer and director and certain consultants who have been retained by Flex Financial have business experience which has provided them with certain skills which the company believes will be helpful in identifying and evaluating potential Bridge Loan and Subordination Loan candidates and in negotiating the terms of Bridge Loans and Subordination Loans. They have had significant experience in a variety of business transactions, including providing investment banking, underwritings, bridge loans and general business consulting to public and private companies in the $5 million to $10 million asset range. The company expects to actively recruit board members with extensive management, financial and entrepreneurial backgrounds to assist in these endeavors. The company expects that future directors will have similar experience and/or extensive business management and financial management experience. In addition, the Board of Directors may establish an advisory committee (the "Advisory Committee") consisting of up to eight (8) persons to assist in finding and evaluating potential candidates for Bridge Loans and Subordination Loans. Members of the Advisory Committee will have significant experience in the securities industry primarily in areas of business interest to the company. The Advisory Committee will not have any role in the management of the business of the company, but will be available, to the extent management may require, to consult with management as to potential candidates for Bridge Loans and Subordination Loans.

     BUSINESS  PLAN.

     1.          General.

          Flex Financial was organized to provide Subordination Loans to selected underwriters requiring short term additional net capital to underwrite specific issues on a firm commitment basis; to provide Bridge Loans on a highly selective basis within established guidelines to selected issuers meeting the company's due diligence standards to facilitate initial public offerings or secondary financing; and to engage in "spinoff" activities in which the company serves as a vehicle or facility for private operating companies to effect public status.

                    The company will generally use the proceeds of the Units Offering, after paying off the Bridge Loans, to investigate and, if warranted, participate in a financing opportunity with immediate short-term earnings potential. Because of the company's limited financial, managerial, and other resources, the number of suitable potential financing opportunities which will be available to it under its criteria will be extremely limited. The company currently has no commitment or arrangement to participate in any financing opportunity and cannot now predict what type of opportunity may become available to it.


          Management of the company has virtually unlimited discretion in searching out and participating in a financing opportunity. The company is unable to predict when it may become engaged in a financing opportunity. It expects, however, that review and analysis of specific proposals and the selection of a financing opportunity will likely take several weeks or more following the successful completion of this offering. There can be no assurance as to when a financing opportunity will become available, however, management is confident that such opportunities will become available.

          Management anticipates that the company may be able to participate in ongoing financing opportunities. This diversification should enable the company to reduce its risks by offsetting potential losses from one financing against gains from another.

     2.Subordination  and  Bridge  Loans

          Subordination  Loans.    Flex  Financial  intends  to  provide
Subordination Loans to selected underwriters to facilitate the underwriting of specific issues on a firm commitment basis. Small underwriters seek short-term equity subordinated underwriting loans to meet excess net capital requirements for firm commitment underwritings. The Company intends to participate in Subordination Loans that can be structured with the following general terms. Subordination Loans will typically be very short term loans (maximum term of 30 to 45 days) made to an underwriter for the purpose of meeting excess net capital requirements for a specific firm commitment underwriting. Principals of the underwriter will in most cases be required to personally guarantee repayment of the loan. The terms of the loan will normally require that loan proceeds be maintained in a segregated account invested in short term money market or similar securities. The underwriter will normally be expected to pay a minimum of 2% of the amount of the underwriting for the loan, yielding a return of 7% to 10% to the Company. The Company expects to participate in up to six Subordination Loans a year in amounts ranging from $50,000 to $150,000 each, yielding a return in excess of 50% per year.

          Bridge Loans. Flex Financial intends to provide Bridge Loans to selected issuers to facilitate an issuer's initial public offering or secondary public financing. Bridge Loans are typically short term loans (maximum term of one year with mandatory prepayment out of the proceeds of the underwriting) made to an issuer for the purpose of providing funds to pay underwriting costs and to a lesser extent general corporate expenses relating to the underwriting. The Company intends to participate in Bridge Loans that can be structured with the following general terms. In the typical transaction the Company would expect the loan to be repaid from the proceeds of the underwriting within 4 to 6 months of the loan. The loan would typically range in amount from $50,000 to $200,000 and normally carry an interest rate of 3 to 5 points above prime. The Company will require an equity enhancement in the form of warrants or cheap stock designed to provide a return of 200% to 300% of the loan amount within 12 to 18 months of the loan. In connection with equity enhancements, the Company will require demand and piggy back registration rights with expenses paid by the issuer. Principals of the issuer will be expected to personally guarantee repayment of the loan and in most cases the loan will collateralized by some assets of the issuer.

          Typical Scenarios. Although the Company cannot predict the exact terms and structure of any financing transaction in which it may participate, the following represents the type of transaction structures that the Company will attempt to negotiate.

          With respect to a typical scenario for a Subordination Loan, the Company intends to seek situations in which a small underwriter with net capital of $500,000 or less wants to underwrite an entire issue of $4 million to $10 million on a firm commitment basis. NASD and SEC rules and regulations require the underwriter to have excess net capital of 30% of the retention less underwriting fees. A $5 million firm commitment underwriting would require  $5,000,000  X  .90  =  $4,500,000  X  .30  = $1,350,000 in excess net capital. An underwriter requiring another $850,000 in excess net capital to underwrite the issue would require additional underwriters or a subordinated underwriting loan to provide the additional $850,000 in excess net capital. The Company would expect to participate in such a subordinated loan in the amount of $150,000 which would underwrite $500,000 of the issue. The underwriter would expect to pay a minimum of 2% of the underwritten amount or $10,000 for the loan, yielding a return to the Company of 7% to 10% over a 30 to 45 day period.

          With respect to a typical scenario for a Bridge Loan transaction, the Company will expect to make a one year $100,000 Bridge Loan to an issuer to facilitate the issuer's initial public offering to be priced at $5.00 per share. The loan would bear interest at 13% per annum with mandatory prepayment from the proceeds of the underwriting at closing. The loan will be personally guaranteed by the issuer's principals and collateralized by available assets of the issuer. The Company would expect to receive a stock purchase warrant to buy 50,000 shares of the issuer's common stock at $2.00 per share as an equity enhancement. Six months after the loan the underwriting closes and the Company would expect to be repaid $100,000 principal and $6,500 in interest. Twelve months after the underwriting (18 months after the loan) assuming the issuer's stock is trading at $6.00, the value of the warrants would be $200,000 or 200% of the original loan. The results and return on the equity enhancement would of course be completely dependent upon the performance of the issuer's publicly traded securities and in some cases may be of no value. Normally, the securities representing the equity enhancement is registered in the issuer's initial public offering.

     The level of the Company's participation in any particular Subordination or Bridge Loan would depend upon available capital and prudent risk management and portfolio diversification.

          General Considerations. Management intends to participate in a portfolio of subordinated loans and bridge loans that will provide prudent risk and diversification. The amount of and timing of each transaction will be determined by management taking into account the liquid assets and net worth of the Company, and the ongoing general and administrative costs of the Company. Whenever possible management will further diversify by participating with other investors in its financing opportunities.

     3.Other  Investment  Transactions

          General. By reason of its participation in Subordination and Bridge Loans, Flex Financial expects to be presented investment opportunities resulting in the acquisition of a non-controlling equity interest in a company that wishes to become publicly held ("Public Candidate") and which the Company believes has growth potential. These opportunities are expected to be in the form of "spinoff" transactions.

          Investment Transactions. The Company will not use any portion of the proceeds of this Units Offering to investigate and enter into any definitive agreement relating to an Investment Transaction. The Company would not expect to acquire more than a 10% equity interest in a Public Candidate in an Investment Transaction.

          Typical Scenarios. In a typical scenario, Flex Financial may be approached by a Public Candidate. Flex Financial will enter into an agreement with the Public Candidate for a proposed merger-spinoff transaction which would result in the Public Candidate becoming a publicly held company. The proposed merger-spinoff would be effected by Flex Financial forming a new subsidiary which would be thinly capitalized with Flex Financial as its sole shareholder. The Target would merge into the subsidiary with the Target shareholders receiving approximately 90% of the issued and outstanding shares of the subsidiary and Flex Financial retaining 10% of the shares. Subsequent to the merger, Flex Financial will distribute some or all of the subsidiary's shares to its shareholders (expected at that time to exceed 300 in number). Contemporaneously with the merger-spinoff, the subsidiary would file a registration statement on Form S-4 with the Securities and Exchange Commission ("SEC") to register the merger shares and file a registration statement on Form SB-2 with the SEC to register the spinoff shares. The subsidiary may in connection with the filing of the S-4 register shelf shares for future issuance in association with possible acquisitions and may in connection with the filing of the SB-2 register the sale of additional shares to provide working capital or register the resale of shares for the account of its shareholders. As a result of the transaction, the Public Candidate becomes a publicly held company with Flex Financial or its shareholders owning 10% of the public company. Flex Financial will not bear any expense in connection with such a transaction.

          Method of Participation. It is impossible to predict exactly how Flex Financial may participate in an Investment Transaction, or if it will, but generally speaking, the following represents the type of transaction structures that the will attempt to negotiate. Subject to a letter of intent, the company may agree to form a wholly-owned subsidiary. The subsidiary may then enter into a definitive agreement under which the Public Candidate merges into the subsidiary with the retaining a negotiated equity interest in the surviving subsidiary (expected to be 10% of issued and outstanding shares). The Company may then use the shares for, among other things, distribution as a dividend to its shareholders, sale for cash, exchange for other assets, or retention for investment purposes.

          Flex Financial May Be Deemed to Be an Underwriter. In a typical scenario as described above, Flex Financial may be deemed an underwriter by reason of its intent to distribute any shares that may be owned by it as a dividend distribution to its shareholders ("Spinoff Shares").

               After a distribution by Flex Financial of Spinoff Shares to its shareholders, the company may no longer own any shares of capital stock of the Public Candidate, except to the extent it may elect to distribute less than all of the Spinoff Shares.

               A consequence to Flex Financial should it be deemed to be an underwriter of the shares to be distributed to its shareholders, is that any person who purchases the registered Shares within 3 years after the distribution could assert a claim against Flex Financial under Section 11 of the Securities Act of 1933. The purchase could be in the open market as long as the shares purchased can be traced to the registered Spinoff Shares Flex Financial distributes to its shareholders. Such a claim, to be successful, must be based upon a showing that statements in the registration statement were false or misleading with respect to a material fact or that the registration statement omitted material information required to be included therein.

               Open market purchasers may have to prove reliance upon the alleged misstatement or omission, but reliance may not necessarily require a showing that the purchaser actually read the registration statement but, instead, that the misstatements or omissions in the registration statement were a substantial factor in the purchase of the shares.

          Flex Financial May Have Exposure as a Control Person. In a typical scenario as described above, the Company's organization of a subsidiary will result in the company being a "control person" of the subsidiary, as that term is defined in Section 15 of the Securities Act of 1933 ("the Act") from the subsidiary's organization and until the any proposed merger should become effective.

               Section 15 of the Act imposes joint and several liability on persons who control other persons substantively liable under other sections of the Act - Section 11, for misrepresentations in a registration statement,
Section 12(1) - the unlawful sale of unregistered securities, and Section 12(2) misrepresentations in the sale of securities. A controlling person can avoid liability by proving "he had no knowledge of or reasonable grounds to believe in the existence of the facts by reason of which the liability of the controlled person is alleged to exist."

     4.Miscellaneous  Matters

          Sources of Opportunities. The principals of Flex Financial have extensive experience in working with small underwriters and in providing investment banking, underwritings, bridge loans, and general business and financial consulting to smaller public and private companies. The company anticipates that financing opportunities will be referred by various sources, including its officers and directors, professional advisers, securities broker-dealers, members of the financial community, and others who may present unsolicited proposals. The company may agree to pay a finder's fee or other compensation for services provided by unaffiliated persons who submit a financing opportunity in which the company participates. No guideline or policy has been adopted by the company concerning the circumstances under which a finder's fee will be paid or the amount of such fee.

               The company will seek potential financing opportunities from all known sources, but will rely principally on personal contacts of its officers, directors and consultants as well as indirect associations between them and other business and professional people. In some instances, the company may publish notices or advertisements seeking a potential financing opportunity in financial or trade publications.

          Criteria. Subordination Loans will only be made to underwriters acceptable to Flex Financial and in connection with specific underwritings for issuers acceptable to the company. Bridge Loans will only be made to companies that can pass an extensive due diligence review of the company's management, business, deal structure, underwriter, and public relations firm. The company may require representation on the issuer's board and will require substantial penalties for a loan default, although in a default situation Flex Financial's remedies may be limited. Any participation by the company will be subject to the issuer executing a firm commitment underwriting letter of intent with an underwriter approved by the company.

               The company will seek to enter into transactions with mature businesses, but may seek a transaction with a business in any industry and in any stage of development, including an established business which needs additional funding or a firm which is in need of additional capital to overcome financial problems or difficulties. However, the company does not intend to enter into such transaction with a "start up" or new company.

               The  analysis  of financing opportunities will be undertaken by or  under  the  supervision  of  the  officers  and directors.  Certain of the
Company's officers, directors and consultants have extensive business experience in the securities industry, particularly regarding small public underwritings, and are primarily engaged in the business of analyzing businesses for underwriting suitability and negotiating, participating in and advising as to Bridge Loans and Subordination Loans. In analyzing prospective financing opportunities, management will consider the following factors
regarding  an  issuer:    available  technical,  financial,  and  managerial
resources, working capital and other financial requirements; history of operations, if any; quality and experience of management services which may be available and the depth of that management; capability of effecting an underwriting, including quality of underwriter and professional advisers; and other relevant factors.

               The company will analyze all available factors and make a determination based upon a composite of available facts, without reliance on any single factor.

          Procedures. A thorough evaluation of an issuer prior to a Bridge Loan will be difficult. The company will have limited time and funds available in its search for and analysis of financing opportunities and will not be able to expend significant funds on a complete and exhaustive investigation of any financing opportunity. However, the company will investigate, to an extent believed reasonable by its management, such potential opportunities by obtaining financial and other information reasonably available concerning the issuer and/or underwriter; conducting meetings and interviews with management and underwriter; reviewing experience and other financial factors; and other reasonable methods.

               As part of the Company's investigation, officers and directors may meet personally with management and key personnel of the firm sponsoring the investment opportunity, visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel, and conduct other reasonable measures, to the extent allowed by the Company's limited financial resources and management and technical expertise.

               The company will participate in a financing opportunity only pursuant to negotiation and execution of a written agreement. Although the terms cannot be predicted, agreements generally require specific representations and warranties by all of the parties thereto and specify certain events of default.

               The investigation of specific financing opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents, and other instruments may require substantial management time and attention and substantial costs for accountants, attorneys, and others. If a decision is made not to participate in a specific financing opportunity, the costs previously incurred in the related investigation would not be
recoverable.    Furthermore,  even  if  an  agreement  is  reached  for  the participation in a specific financing opportunity, the failure to consummate that transaction may result in the loss to the company of the related costs incurred.

          Competition. The company expects to encounter competition in its efforts to locate opportunities for the employment of its capital. The primary competition for desirable investments is expected to come from other small companies organized and funded for similar purposes, small venture capital partnerships and corporations, small business investment companies, and individuals with unlimited financial resources. Many of these entities may have significantly greater experience, resources, and managerial capabilities than the company and will, therefore, be in a better position than the company to obtain access to business opportunities. However, the company believes that it has sufficient expertise and contacts to compete successfully in this market.

DESCRIPTION  OF  BUSINESS  PROPERTIES.

     Flex Financial currently shares a portion of approximately 3,000 square feet of office space in premises occupied by Focus-Tech Investments, Inc. and Financial Public Relations, Ltd. at 770 S. Post Oak Lane, Suite 515, Houston, Texas 77056. Mr. Fearnow is a principal of Focus-Tech Investments, Inc. ("Focus-Tech"), a Nevada corporation, that provides investment banking consulting services to FPR. Flex Financial believes that such space and services will be adequate for the business of Flex Financial into the foreseeable future. The cost for such space is included in a $4,000 per-month fee charged by Focus-Tech for general and administrative services for calendar year 1996.
     Upon closing of the Units Offering Focus-Tech has agreed to provide to Flex Financial for as long as required for Flex Financial's business use such general and administrative services, which will include the cost of the use of office space, personnel, facilities and equipment, for a monthly fee of $4,000. Flex Financial believes that such space and services will be adequate for the business of Flex Financial into the foreseeable future. Focus-Tech has agreed to make this space available as long as required for the use of the Flex Financial. Focus-Tech has agreed that its fee for providing such services shall be paid only out of 15% of net Units Offering proceeds in excess of $200,000, and thereafter agrees to accrue the monthly fee for payment solely out of the fees, interest earned and earnings generated by the Company's business.

     Neither Flex Financial nor any of its property is a party to or the subject of any pending legal proceedings.

LEGAL  PROCEEDINGS.

     Neither Flex Financial nor any of its property is a party to or the subject of any pending legal proceedings.

MARKET  FOR  FLEX  FINANCIAL'S  CAPITAL STOCK AND RELATED STOCKHOLDER MATTERS.

     There is no public trading market for Flex Financial's common stock. As of the date of this Prospectus, there are 11 holders of record of Flex Financial's outstanding common stock. Flex Financial has declared no dividends on its common stock. Should the merger not be approved and effected, there are no restrictions that would or are likely to limit the ability of flex Financial to pay dividends on its common stock, but Flex Financial has no plans to pay dividends in the foreseeable future and intends to use earnings for the expansion of its present business.

FINANCIAL  STATEMENTS.

     Set forth below are the independent auditor's report dated September 9, 1996, except for Note D, which the date is November 4, 1996, with respect to Flex Financial's financial statements as of July 31, 1996, and the notes to the financial statements.

     FLEX  FINANCIAL  GROUP,  INC.

                           (A DEVELOPMENT STAGE COMPANY)
                             FINANCIAL  STATEMENTS
                                JULY  31,  1996

                                     --ooOoo--



                                  C 0 N T E N T S

                                              Page
Independent Auditor's Report                  FII-2

Balance Sheet                                 FII-3

Statement of Operations                       FII-4

Statement of Changes in Stockholders' Equity  FII-5

Statement of Cash Flows                       FII-6

Notes to Financial Statements                 FII-7-11



                                     --ooOoo--

                            INDEPENDENT AUDITOR'S REPORT


To the Stockholders and Directors of
Flex Financial Group, Inc.
(A Development Stage Company)
Houston, Texas





We have audited the accompanying balance sheet of Flex Financial Group, Inc. (A Development Stage Company) as of July 31, 1996, and the related statements of operations, changes in stockholders' equity and cash flows for the period August 17, 1995 (date of inception) through July 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Flex Financial Group, Inc. (A Development Stage Company) at July 31, 1996, and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles.






Harper & Pearson Company
Houston, Texas
September 9, 1996, except for Note D,
which the date is November 4, 1996





                                       FII-2

                             FLEX FINANCIAL GROUP, INC.

                           (A DEVELOPMENT STAGE COMPANY)

                                   BALANCE SHEET

                                   JULY 31, 1996



                                       ASSETS


CURRENT ASSETS
Cash                                              $   42,220
Interest receivable                                    1,486
Notes receivable, related parties                     25,000
Note receivable                                       10,000
Loan origination costs, net                            1,250

TOTAL CURRENT ASSETS                                  79,956

OTHER ASSETS

Long-term note receivable, related party               4,000

                                                  $   83,956
                                                  ===========

  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable                                  $       58
Notes payable                                         50,000
Interest payable                                       3,822
Accrued overhead, related party                        8,891

TOTAL CURRENT LIABILITIES                             62,771

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock, no par value, 10,000,000 shares
authorized, none issued and outstanding, rights,
preferences, qualifications, limitations and
restrictions and any other benefits to be
determined by the Board of Directors as provided
in the corporation's Articles of Incorporation           -0-
Common stock, $.01 par value, 10,000,000 shares
authorized, 94,000 shares sold and to be issued          940
Additional paid-in capital                            81,260
Deficit accumulated during the development stage     (61,015)

                                                      21,185

                                                  $   83,956
                                                  ===========



                            See accompanying notes.

                                       FII-3



                             FLEX FINANCIAL GROUP, INC.

                           (A DEVELOPMENT STAGE COMPANY)

                              STATEMENT OF OPERATIONS

             AUGUST 17, 1995 (Date of Inception) THROUGH JULY 31, 1996


INTEREST INCOME                          $    2,278

EXPENSES
Advertising                                   2,564
Consulting expenses                          16,902
Filing fees                                     510
Interest expense                              7,572
Legal and professional fees                   6,100
Other expenses                                  350
Printing                                      1,295
Overhead allocation - related party          19,109
Accrued overhead - related party              8,891

                                             63,293

NET LOSS                                 $  (61,015)
                                         ===========

LOSS PER COMMON SHARE                    $     (.71)
                                         ===========

SHARES USED IN COMPUTING LOSS PER SHARE      85,833
                                         ===========




                            See accompanying notes.

                                       FII-4



                             FLEX FINANCIAL GROUP, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                    STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
             AUGUST 17, 1995 (Date of Inception) THROUGH JULY 31, 1996



                                         Additional
                  Preferred    Common     Paid-In    Retained
                    Stock       Stock     Capital   (Deficit)     Total
Sale of Common
  Stock          $       -0-  $     940  $  81,260  $     -0-   $  82,200

Net Loss                 -0-        -0-        -0-    (61,015)    (61,015)

Balance -
  July 31, 1996  $       -0-  $     940  $  81,260  $ (61,015)  $  21,185
                 ===========  =========  =========  ==========  ==========







                            See accompanying notes.

                                       FII-5


                             FLEX FINANCIAL GROUP, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                              STATEMENT OF CASH FLOWS
             AUGUST 17, 1995 (Date of Inception) THROUGH JULY 31, 1996



CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                       $  (61,015)
Adjustments to reconcile net loss to net
cash used by operating activities:
  Amortization of loan origination costs, net       3,750
  Change in operating assets and liabilities:
    Interest receivable                            (1,486)
    Accounts payable                                   58
    Interest payable                                3,822
    Accrued overhead, related party                 8,891

Total Adjustments                                  15,035

Net Cash Used by Operating Activities             (45,980)

CASH FLOWS FROM INVESTING ACTIVITIES:
Loan origination costs                             (5,000)
Notes receivable, related parties                 (35,000)
Note receivable                                   (10,000)
Long-term note receivable, related party           (4,000)
Collection of note receivable, related party       10,000

Net Cash Used by Investing Activities             (44,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Notes payable                                      50,000
Proceeds from issuance of common stock             87,200
Stock issuance costs                               (5,000)

Net Cash Provided by Financing Activities         132,200

NET INCREASE IN CASH                               42,220

CASH AT BEGINNING OF YEAR                             -0-

CASH AT END OF YEAR                            $   42,220
                                               ===========



                            See accompanying notes.

                                       FII-6



                             FLEX FINANCIAL GROUP, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO FINANCIAL STATEMENTS
                                   JULY 31, 1996



NOTE  A          BASIS  OF  PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                 POLICIES

Flex Financial Group, Inc. (A Development Stage Company) (the Company) was incorporated in August 1995 for the purpose of engaging in the business of providing loans to companies going public; subordinated equity loans to underwriters; and providing a platform for taking companies public through a merger/spinoff transaction. It is anticipated by management that the Company will become a publicly owned corporation within the near future.

Merger-Spinoff - On June 30, 1996, the Company entered into an agreement with American Nortel Communications, Inc. (American Nortel), a public corporation engaged in providing long distance telephone services and owned by approximately 780 individuals, for a proposed merger-spinoff transaction which would create a public market for the Company's stock. The proposed merger-spinoff would be effected by American Nortel capitalizing a recently formed subsidiary (Flex Acquisitions Corporation) which would sell 20,000 shares of $.001 par value common stock to American Nortel for $1,000. Flex Acquisitions, a company related by common control, has authorized 10 million shares of Common Stock with a par value of $.001 per share and 10 million shares of Preferred Stock with no par value. The preferences, rights, and qualities of each series of the Preferred Stock will be set by future
resolutions  of  Flex  Acquisitions  Board  of  Directors.    All  currently
outstanding stock of the Company will be canceled and converted into 94,000 shares of common authorized but unissued of Flex Acquisitions. The Company has options and warrants currently outstanding which will be canceled and options and warrants on Flex Acquisitions' common stock will be issued according to the plan of merger. Subsequent to the merger, American Nortel will distribute to its shareholders the 20,000 shares of common stock of Flex Acquisitions previously held by American Nortel. Contemporaneously with the merger-spinoff, Flex Acquisitions will file a registration statement on Form S-4 with the Securities and Exchange Commission (SEC) to register 2,094,000 shares of Common Stock and file a registration statement on Form SB-2 with the SEC to register the spin-off of the 20,000 shares by American Nortel and the sale of 100,000 shares of common stock by Flex Acquisitions. Of the 2,094,000 shares of Common Stock, 2,000,000 will be considered shelf shares for future issuance in association with possible acquisitions.

Management's Estimates - Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

Concentrations of Credit - Substantially all of the Company's loans have been granted to related entities and a third party customer of the Company. The concentrations of credit by type of loan are set forth in Notes B and C.

                                                                     Continued

                                  FII-7

                             FLEX FINANCIAL GROUP, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO FINANCIAL STATEMENTS
                                   JULY 31, 1996


NOTE  A          BASIS  OF  PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                 POLICIES  (CONTINUED)

Interest Rate Risk - The Company is principally engaged in providing short-term commercial loans with fixed interest rates. These loans have been primarily funded through short-term notes payable and the sale of the Company's stock.

Notes Receivable - Notes receivable are reported at the principal amount outstanding. Management is of the opinion that all notes are fully collectible, therefore, no allowance for possible credit losses is deemed necessary.

Allowance for Possible Credit Losses - When deemed necessary, an allowance for possible credit losses is established to provide a valuation allowance for losses expected to be incurred on loans and other commitments to extend credit. All losses are charged to the allowance for possible credit losses when the loss actually occurs or when a determination is made that a loss is likely to occur. Recoveries are credited to the allowance at the time of recovery.

Throughout the year, management estimates the likely level of losses to determine whether the allowance for possible credit losses, when deemed necessary, is adequate to absorb anticipated losses in the existing portfolio. Based on these estimates, an amount is charged to the provision for possible credit losses and credited to the allowance for possible credit losses in order to adjust the allowance to a level determined to be adequate to absorb losses.

Management's judgment as to the level of losses on existing loans involves the consideration of current and anticipated economic conditions and their potential effects on specific borrowers; an evaluation of the existing rela-tionships among loans, potential loan losses, and the present level of the allowance; and management's internal review of the loan portfolio. In determining the collectibility of certain loans, management also considers the fair value of any underlying collateral. The amounts ultimately realized may differ from the carrying value of these assets because of economic, operating or other conditions beyond the Company's control.

Statement of Cash Flows - For purposes of reporting cash flows, cash and cash equivalents includes only cash on hand and in demand deposit accounts with a bank.

Fair Value of Financial Instruments - Management is of the opinion that the carrying value of all financial instruments is substantially equal to fair value at July 31, 1996.

Loss Per Common Share - Loss per common share is computed using the weighted average number of shares of common stock outstanding during the period.

                                                                     Continued

                                       FII-8



                             FLEX FINANCIAL GROUP, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO FINANCIAL STATEMENTS
                                   JULY 31, 1996





NOTE  A          BASIS  OF  PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                 POLICIES  (CONTINUED)

Income Taxes - For the year ended July 31, 1996, the Company incurred a net operating loss amounting to $61,015. This net operating loss carryforward will expire in the year 2011, if not previously utilized.

No tax benefit for the loss carryforward has been reported in the financial statements. Accordingly, the tax benefit of approximately $21,000 resulting from the utilization of the loss carryforward has been offset by a valuation allowance of the same amount.

Common Stock - Common stock sold is subject to a subscription agreement which provides for, among other things; (1) each purchaser is sold "units" at a price of $4,800 which includes 1,000 shares of common stock, 2000 Class B warrants and 2,000 Class C warrants collectively referred to as offered securities; and (2) purchaser of offered securities will not be able to resell them until and unless the securities are registered pursuant to a registration statement and properly qualified for sale in each jurisdiction. The Class B and Class C redeemable warrants entitle the holders to purchase one share of common stock for each warrant held at $6.25 and $10.00, respectively.

80,000 shares of the 94,000 common shares sold and to be issued were sold to "Founders", subject to a separate subscription agreement at a price of $.25 per share. This subscription agreement provides the subscribers with the option to purchase up to an additional 80,000 common shares at a per share price of $.50. The option for the purchase of additional shares expires August 31, 1998, if not previously exercised.

                 NOTE B     NOTES RECEIVABLE, RELATED PARTIES

Notes receivable, related parties are due from entities related by common shareholders consist of the following at July 31, 1996.

     Flex  Acquisition  Corporation  -  10%  note,
     convertible  into  common  stock  as  provided  for
     by  the  agreement,  subordinated,  redeemable
     note  receivable,  due  March  31,  1998,  renewable
     for  an  additional  two  year  term,  interest
     due  at  maturity;  unsecured                              $    4,000

Financial  Public  Relations,  Ltd.  -  10%  demand
     note  receivable,  interest  due  at  maturity;
     secured  by  warrant  to  purchase  24,000  shares
     of  common  stock  of  Industrial  Holdings,  Inc.             10,000

                                                                     Continued

                                       FII-9

                             FLEX FINANCIAL GROUP, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO FINANCIAL STATEMENTS
                                   JULY 31, 1996


           NOTE B     NOTES RECEIVABLE, RELATED PARTIES (CONTINUED)

Financial  Public  Relations,  Ltd.  -  10%  demand
     note  receivable,  interest  due  at  maturity;
     secured  by  warrant  to  purchase  24,000  shares
     of  common  stock  of  Industrial  Holdings,  Inc.             10,000

Focus-Tech  Investments,  Inc.  -  two  10%  demand
     notes  receivable,  interest  due  at  maturity;
     secured  by  warrant  to  purchase  24,000  shares
     of  common  stock  of  Industrial  Holdings,  Inc.              5,000

                                                                    29,000

     Less  current  portion                                         25,000

     Long-term  note  receivable,  related  party                $   4,000
                                                                 =========

NOTE  C          NOTE  RECEIVABLE

Note  receivable  consists  of  the  following  at  July  31,  1996.

CARETECH,  Inc.  -  10%  unsecured  demand  note
     receivable,  interest  due  at  maturity                     $ 10,000
                                                                  ========

                           NOTE D     NOTES PAYABLE

Notes  payable  consist  of  the  following  at  July  31,  1996:

Two  10%  unsecured,  subordinated  notes  payable
     on  the  earlier  of  (1)  October  15,  1996,  or
     (2)  the  closing  of  a  public  offering  of  the
     Company's  securities  pursuant  to  the  Securities
     Act  of  1933,  as  amended,  representing  gross
     proceeds  of  not  less  than  $60,000;  the  notes
     are  subject  to  subscription  and  option  agreements      $ 50,000
                                                                  ========

Effective October 15, 1996, these notes and other agreements were amended to increase the number of options available and to extend maturity dates to March 31, 1997.


                                       FII-10


                             FLEX FINANCIAL GROUP, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO FINANCIAL STATEMENTS
                                   JULY 31, 1996


NOTE  E          RELATED  PARTY  TRANSACTIONS  AND  BALANCES

Transactions and balances with related individuals and entities related by common shareholders are as follows:


     Flex  Acquisition  Corporation
       Interest  income/receivable                              $        134

     Financial  Public  Relationship,  LTD.
       Interest  income                                         $      1,709
       Interest  receivable                                              917
       Consulting  expense                                             5,000

     Focus-Tech  Investments,  Inc.
       Interest  income/receivable                              $         48
       Overhead  allocation  -
         allocation  covers  rent,  telephone,
         fax,  office  supplies  and  expenses,
         postage,  repairs,  use  of  furniture,
         and  equipment  and  administration
         management  as  needed                                 $     19,109
       Accrual  of  overhead                                           8,891
       Consulting  expense                                             2,500

     M.  Stephen  Roberts  -  Attorney  at  Law;
       initial  registered  agent
         Legal  fees,  various  corporate  matters              $     13,550


                                       FII-11

                       VOTING AND MANAGEMENT INFORMATION

     Proxies will not be solicited by Flex Financial's management with respect to the proposed Merger described herein. Shareholder voting on the proposed Merger by the shareholders of Flex Financial shall be taken by written consent.

DATE,  TIME  AND  PLACE  INFORMATION.

     The Company. Shareholder voting on the proposed Merger by American NorTel, the sole shareholder of the Company, shall be taken by its written consent. It is expected that written consent to the Merger, without a meeting being taken, shall be obtained from the sole shareholder of the Company within five days after the date of this Prospectus. American NorTel's approval of the Merger is required if the Merger is to be effected.

     FLEX  FINANCIAL.    Shareholder  voting  on  the  proposed Merger by Flex
Financial shareholders shall be taken by written consent. Under Texas corporate law and Flex Financial's bylaws, written consent must be unanimous. It is expected that unanimous written consent to the Merger, without a meeting being held, shall be submitted to the shareholders by certified mail, return receipt requested, on or about December 11, 1996. Written consents may be executed by the shareholders and returned by mail or executed at the offices of the corporation. Management of Flex Financial does not have unanimous control or even majority control of the sole class of voting stock and is unable to provide assurance that the Merger will be approved.

     VOTING PROCEDURE. Voting by Flex Financial shareholders shall be by unanimous written consent without a meeting. Shareholders of record as of July 31, 1996 shall be entitled to vote. Because Texas corporate law and Flex Financial's bylaws require that written consent be unanimous. The consent of all 94,000 the outstanding shares of common stock is required to approve the
Merger.    None  of  the  shares  are  held  of  record  by  brokers.

DISSENTERS'  RIGHTS  OF  APPRAISAL.

          No dissenter's rights of appraisal come into effect with respect to the proposed Merger. While Texas corporate law provides dissenter's rights of appraisal in the case of mergers, (1) all the issued and outstanding shares of capital stock of the Company will be voted by the American NorTel sole director, and a unanimous vote approving the Merger is assured, and (2) Flex Financial shareholder voting on the proposed merger will be taken by written consent pursuant to Texas corporate law and Flex Financial's bylaws which require that written consent be unanimous, and therefore, no dissenter's rights of appraisal would be created by either vote because a vote to disapprove or a failure of unanimous approval would defeat the Merger.

NO  SOLICITATION  OF  PROXIES.

     Solicitations of proxies will not be made by members of management of Flex Financial for that entity (see "VOTING AND MANAGEMENT INFORMATION - DATE, TIME AND PLACE INFORMATION - FLEX FINANCIAL").

     Notice of written consent shall be made by the mails, by first class mail, certified, return receipt requested, or by personal delivery. The cost of the notices will be borne by Flex Financial.

VOTING  SECURITIES  AND  PRINCIPAL  HOLDERS  THEREOF.

     The proposed Merger must be approved by a two-thirds vote of the outstanding shares of Common Stock of the Company and by a unanimous vote of the outstanding shares of Common Stock of Flex Financial.

     There are presently outstanding 20,000 shares of Common Stock of the Company, all of which are held of record by American NorTel Communications, Inc.

     There are presently outstanding 94,000 shares of Common Stock of Flex Financial held of record by 11 shareholders. Each share is entitled to one vote on the proposed Merger.

     The record date for determining the right to vote on the proposed Merger is July 31, 1996 for the Company and for Flex Financial.

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT.

     THE COMPANY. The following table shows information as of July 31, 1996 with respect to each beneficial owner of more than 5% of Common Stock of the Company and to each of the officers and directors of the Company individually and as a group:

                             COMMON STOCK BENEFICIALLY OWNED
                           BEFORE MERGER(1)   AFTER MERGER(2)

NAME & ADDRESS OF          NO. OF  PERCENT   NO. OF   PERCENT
BENEFICIAL OWNER           SHARES  OF CLASS  SHARES  OF CLASS
American NorTel            20,000       100       0      0 (3)
 Communications, Inc.
7201 East Camelback Road
Suite 320
Scottsdale, AZ 85251
Officers and Directors          0         0  20,000    17.5(3)
as a Group (1 person
before Merger, 0 persons
after Merger)(4)

__________________________
(1)Before the proposed Merger, all 20,000 shares of the issued and outstanding shares of Common Stock of the Company are held of record and beneficially by American NorTel Communications Inc.

(2)After  giving  effect  to  the  Merger  and  Spinoff.
(3) After allocating 1 share of Common Stock of the Company for each 588 shares of common stock of American NorTel.

(4) After the Merger, Mr. Fearnow, president of the Company, would be deemed to be the beneficial owner of 20,000 shares of Common Stock of the Company that would be owned of record by Focus-Tech Investments, Inc. and would be deemed the beneficial owner of and holder of Class A Options to purchase an additional 20,000 shares of Common Stock of the Company.

     FLEX FINANCIAL. The following table describes what would be the effect of the Merger between the Company and Flex Financial on the security ownership of any person who is known to the Company to be a person who would be the beneficial owner of more than 5 percent of the Common Stock of the Company, the chief executive officer, the directors, and the directors and executive officers as a group:

                            COMMON STOCK BENEFICIALLY OWNED
                                                         AFTER
                                  BEFORE MERGER(1)      MERGER(1)

NAME AND ADDRESS                  NO. OF  PERCENT   NO. OF   PERCENT
OF BENEFICIAL OWNER               SHARES  OF CLASS  SHARES  OF CLASS
Michael T. Fearnow                20,000        21  20,000    17.5(2)
Focus-Tech Investments, Inc.
770 S. Post Oak Lane, Suite 515
Houston, TX 77056
M. Stephen Roberts, Esq.          20,000        21  20,000    17.5(3)
770 S. Post Oak Lane, Suite 515
Houston, TX 77056
Ruth Shepley                      20,000        21  20,000    17.5(4)
7617 Del Monte
Houston, TX 77063
Lighthouse Resources Inc.         20,000        21  20,000    17.5(5)
43 Bluewater Dr.
Eureka Springs, AK 72632
Officers and Directors            20,000        21  20,000      17.5
   As group (0 persons)


(1)          The  ownership  is  of  record  unless  otherwise  noted.

(2)After the Merger, Mr. Fearnow would be deemed to be the beneficial owner of 20,000 shares of Common Stock of the Company that would be owned of record by Focus-Tech Investments, Inc. and would be deemed the beneficial owner of and holder of Class A Options to purchase an additional 20,000 shares of Common Stock of the Company.
(3) After the Merger, Mr. Roberts would own 20,000 shares of the Company's Common Stock of record and would hold Class A Options to purchase an additional 20,000 shares.

(4) After the Merger, Ms. Shepley would own 20,000 shares of the Company's Common Stock of record and would hold Class A Options to purchase an additional 20,000 shares.

(5) After the Merger, Lighthouse Resources Inc., an unrelated entity, would own 20,000 shares of the Company's Common Stock of record and would hold Class A Options to purchase an additional 20,000 shares.

_____________________________________________

DIRECTORS,  EXECUTIVE  OFFICERS  AND  SIGNIFICANT  EMPLOYEES.

     Set forth below are the names, ages, and terms of office of each of the directors, executive officers and significant employees of both the Company and Flex Financial and a description of the business experience of each.


                                            OFFICE HELD  TERM OF
PERSON                         OFFICE       SINCE        OFFICE
Flex Financial:
     Michael T. Fearnow, 52  Director,        1995       10-97
                             President and    1995       10-97
                             Secretary        1995       10-97
The Company:
     Michael T. Fearnow, 52  Director,        1996        3-97
                             President and    1996        3-97
                             Secretary        1996        3-97


________________________

     Michael T. Fearnow. Mr. Fearnow has been an independent securities consultant to small to medium-sized growth companies in the field of investment banking transactions, financial and broker relations, and publicly underwritten securities since 1987. Mr. Fearnow obtained a degree in Business Administration from the University of Kansas in 1967. He began his investment banking career as an account executive with Merrill Lynch in 1972 and by 1978 had become a Senior Account Executive and Product Manager for new issues underwriting. In 1978 Mr. Fearnow was a co-founder of Porcari, Fearnow & Associates, Inc., a full service NASD broker-dealer. He served as chairman from 1978 to 1987 and structured and participated in financing numerous private placements, public underwritings, venture capital transactions and tax-sheltered investments and specialized in areas of financial planning and due diligence.

REMUNERATION  OF  DIRECTORS  AND  OFFICERS.
     THE  COMPANY.

     Mr. Fearnow, the sole officer and director of the Company is receiving no compensation for his services for the Company. No compensation is proposed to be paid to any officer or director of the Company prior to the proposed Merger with Flex Financial.

     FLEX  FINANCIAL.

     Mr. Fearnow, the sole officer and director of Flex Financial, is receiving no compensation for his services for Flex Financial. He is receiving no compensation for his services for the Company. No compensation is proposed to be paid to any officer or director of the Company prior to the proposed Merger with Flex Financial. Should the Merger be effected, Mr. Fearnow shall be the sole director of the post-Merger Company. There are no present plans, arrangements, or understandings concerning any change in compensation for him after the Merger, should the Merger be effected.

     The following sets forth the 1995 remuneration of the president of Flex Financial and the 1996 remuneration payments proposed to be made to the three highest paid persons who are officers of Flex Financial, among whom the president is one:


                                                 SECURITIES
NAME OF INDIVIDUAL                               UNDERLYING
    OR GROUP         CAPACITY      YEAR  SALARY STOCK OPTIONS
Michael T. Fearnow  President      1995  $0.00  0
Michael T. Fearnow  President      1996  $0.00  0

___________________________

     STOCK  OPTIONS.

     The  Company  has  granted  no  stock  options.

INTEREST  OF  MANAGEMENT  AND  OTHERS  IN  CERTAIN  TRANSACTIONS.

     Flex  Financial  entered  into  a  financial  consulting  agreement  with
Financial Public Relations, Ltd. pursuant to which FPR rendered investment banking consulting services to the Company. The services rendered by FPR included assistance in the development of Flex Financial's business plan, initial development of a contact list of potential clients with respect to Subordination and Bridge Loans, and development of a marketing strategy with respect to its business operations. Mr. Roberts is the general partner and owner of FPR. Mr. Fearnow is a principal of Focus-Tech Investments, Inc., a Nevada corporation, that provides investment banking consulting services to FPR. Under the terms of the agreement, the Company paid FPR $5,000. The services rendered to the Company by FPR were primarily for the services of and provided through Messrs. Roberts and Fearnow.

     Pursuant to an understanding between Focus-Tech and Flex Financial, Focus-Tech provided to Flex Financial such general and administrative services, including the cost of the use of office space, personnel, facilities and equipment, as required for Flex Financial's business in exchange for a general and administrative services fee of $4,000 per month for the seven month period ending December 31, 1996. Flex Financial shares a portion of approximately 3,000 square feet of office space in premises occupied by Focus-Tech and Financial Public Relations, Ltd. at 770 S. Post Oak Lane, Suite 515, Houston, Texas 77056. In lieu of actual payments by Flex Financial to Focus-Tech, Flex Financial directly paid expenses of Focus-Tech in the amount of $19,109 and received credit for those payments against the $28,000 in general and administrative services fees owed to Focus-Tech. Management estimates that Flex Financial's expenses would have been approximately $6,000 a month on a stand alone basis.

     Until the closing of the Units Offering Focus-Tech will continue to provide such space and services without charge to Flex Financial. Upon closing of the Units Offering Focus-Tech has agreed to provide to the Company such general and administrative services, which will include the cost of the use of office space, personnel, facilities and equipment, as may be required for the Company's business use on a monthly basis for a fee of $4,000 per month and to make this space available as long as required for the use of the Company. The Company believes that such space and services will be adequate for the business of the Company into the foreseeable future. Focus-Tech has agreed that its fee for providing such services shall be paid only out of 15% of net Units Offering proceeds in excess of $200,000, and thereafter agrees to accrue the monthly fee for payment solely out of the fees, interest earned and earnings generated by the Company's business.

     Mr. Roberts negotiated the Spinoff transaction with American NorTel and throughout 1996 and 1997 has performed legal services in organizing the Company and Flex Financial, with respect to private placements by Flex Financial, with respect to the Merger and Spinoff transactions, and with respect to registering the Merger and Spinoff transaction with the Securities and Exchange Commission ("Commission"). For these services and for additional legal services Mr. Roberts is to perform with respect to the Commission should the Merger be approved by Flex Financial, Mr. Roberts has been paid $4,992 by the Company and $6,100 by Flex Financial through July 31, 1996. It is estimated that Mr. Roberts will be paid a total of $35,000 by Flex Financial and the Company with respect to these services.

     In connection with organizing the Company, FPR, a Texas limited partnership wholly controlled by Mr. Roberts, paid an aggregate of $10,000 to purchase a total of 40,000 shares of Common Stock at an average sales price of $.25 per share. These Shares were purchased 20,000 shares for the account of Mr. Roberts and 20,000 for the account of Focus-Tech Investments, Inc., a Nevada corporation wholly owned by Mr. Fearnow. FPR delivered its promissory note in the principal sum of $10,000, payable on demand and bearing interest at 10%, to the Company in payment for the shares. On July 31, 1996 FPR paid all principle and interest due on said note.

     In February and March 1996 FPR borrowed $20,000 from Flex Financial evidenced by two promissory notes bearing interest at 10% and secured by marketable securities valued in excess of $100,000. Both notes were repaid with interest on November 15, 1996.

     From February through August 1996 Focus-Tech borrowed $13,000 from Flex Financial evidenced by four promissory notes bearing interest at 10% and secured by marketable securities valued in excess of $100,000. All four notes were repaid with interest on November 15, 1996.

     The Company and Flex Financial has retained Mr. Roberts for various securities matters relating to its contemplated IPO for which it paid an initial retainer of $5,000 plus hourly fees ranging form $50 to $150 per hour. The Company believes that these services will be rendered on terms at least as favorable as it could obtain from unaffiliated persons. In addition, Mr. Roberts has and will act as corporate general counsel and has and will render legal services regarding various corporate matters related thereto.

PARENTS.

     The direct parent of the Company is American NorTel Communications Inc., which owns all the issued and outstanding stock of the Company. No shareholder of American NorTel owns sufficient stock to exercise control over Flex Financial through stock ownership.

     The parents of Flex Financial are its board of directors. No shareholder of Flex Financial owns sufficient stock to exercise control over Flex Financial through stock ownership.

                                PLAN OF MERGER

     Set forth below is a copy of the Plan of Merger between the Company and Flex Financial Group, Inc.:


                         PLAN AND AGREEMENT OF MERGER

     PLAN AND AGREEMENT OF MERGER, dated as of July 1, 1996, between FLEX ACQUISITIONS CORPORATION, a Texas corporation ("FAC") and FLEX FINANCIAL GROUP, INC., a Texas corpora-tion ("FLEX FINANCIAL"); (all collectively called the "Constituent Corporations").

     The Boards of Directors of the Constituent Corporations deem it advisable for the general welfare of the Constituent Corpora-tions and their respective stockholders that the Constituent Cor-porations merge into a single corporation pursuant to this Agree-ment and the Texas Business Corporation Act.

     The  parties  hereby  agree  as  follows:

1.          MERGER  AND  MODE  OF  CARRYING  IT  INTO  EFFECT

     1.1 Merger. The Constituent Corporations will be at the Effective Date in the manner authorized and prescribed by the Texas Business Corporation Act, merged into a single corporation, which corporation is FAC (hereinafter sometimes called the "Surviving Corporation"), and the parties hereby adopt the agreements, terms and conditions relating to the Merger and the mode of carrying the same into ef-fect, which the parties covenant to observe, keep and perform, set forth in this Agreement.

     1.2 Effecting the Merger. This Agreement will be consummated and the Merger effected by the filing of Articles of Merger as required by Texas law, with the Secretary of State of the State of Texas, whereupon as of the Effective Date the separate corporate existence of Flex Financial will cease and Flex Financial will be merged with and into the Surviving Corporation.

     1.3 Effective Date. As used in this Agreement, the term "Effective Date" means the date Articles of Merger will have been filed with the Secretary of State of the State of Texas, after satisfaction of the requirements of the applicable law of such state prerequi-site to such filing.

     1.4 Articles of Merger. Upon the approval of the merger by the shareholders of FAC and by the shareholders of Flex Financial, the officers of FAC shall file with the Secretary of State of the State of Texas Articles of Merger pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act; provided, however, that at any time prior to the filing of such Articles of Merger with the Secretary of State of Texas, the Plan may be terminated by the board of directors of Flex Financial notwithstanding approval of this Agreement by the stockholders of Flex Financial or of FAC.

2.          ARTICLES  OF  INCORPORATION;  BYLAWS;  DIRECTORS  AND  OFFICERS

     2.1 Articles of Incorporation. The Articles of Incorpora-tion of FAC in effect on the date of this Agreement and the Effective Date will be the Articles of Incorporation of the Surviving Corporation until altered or amended as provided therein and by the laws of the State of Texas.

     2.2 Bylaws. The bylaws of FAC on the Effective Date of the merger shall be the bylaws of the Surviving Corporation.

     2.3 Directors. The entire Board of Directors of the Surviving Corporation will consist of those persons who comprise the Board of Directors of FAC on the Effective Date; who, subject to the provisions of the bylaws of the Surviving Corporation and the laws of the State of Texas will hold office until the first an-nual meeting of stockholders of the Surviving Corporation held subsequent to the Effective Date or until their respective suc-cessors are elected and qualified.

     2.4 Officers. The principal officers of the Surviving Corpora-tion, from and after the Effective Date of the merger shall be the persons acting as the principal officers of FAC on the Effective Date; who, subject to the provisions of the bylaws of the Surviving Corporation and the laws of the State of Texas, will hold office until the first meeting of the Board of Direc-tors following the first annual meeting of stockholders of the Surviving Corporation held subsequent to the Effective Date or until their respective successors are elected and qualified.

3.          APPROVAL  OF  MERGER

     3.1 Stockholder Approvals. This Agreement shall be submitted separately to the shareholders of the Constituent Corporations in the manner provided by the laws of the State of Texas for approval and pursuant to any applicable federal securities laws.

4.          CONVERSION  AND  ISSUE  OF  SECURITIES.

     The manner of converting the shares of each of the Constituent Corporations into securities of the Surviving Corporation and re-lated provisions are as follows:

     A. All shares of capital stock of Flex Financial which shall be issued and outstanding on the Effective Date shall, on the Effective Date, be canceled and shall be converted into that number of shares of Common Stock, par value $0.001 per share, of FAC.

     B. All 20,000 shares of Common Stock, par value $0.001 per share, of FAC which shall be outstanding immediately prior to the Effective Date shall, on the Effective Date, continue to be outstanding.

     C. All warrants and options of Flex Financial which shall be outstanding on the Effective Date shall, on the Effective Date, be canceled and shall be converted into warrants and options of FAC of equivalent tenor.

5.          CERTAIN  EFFECTS  OF  THE  MERGER

     At the Effective Date, the separate existence and corporate organization of Flex Financial, except insofar as it may be continued by statute, shall cease and FAC shall continue as the Surviving Corporation, which shall succeed, without other transfer or further act or deed whatsoever, to all the rights, property and assets of the Constituent Corporations and shall be subject to and liable for all the debts and liabilities of each; otherwise, its identity, existence, purposes, rights, immunities, properties, liabilities and obligations shall be unaffected and unimpaired by the Merger except as expressly provided herein.

6.          TAX  TREATMENT

     The merger of FAC and Flex Financial shall be accomplished as a tax-free reorganization as defined in Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

     Executed  on  the  1st  day  of  July,  1996,  at  Houston,  Texas.

                    FLEX  FINANCIAL  GROUP,  INC.

                    By:  /S/  Michael  T.  Fearnow
                         -------------------------
                         MICHAEL  T.  FEARNOW,  President

                    FLEX  ACQUISITIONS  CORPORATION

                    By:  /S/  M.  Stephen  Roberts
                         -------------------------
                         M.  Stephen  Roberts,  President

                                    PART II

INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     There is set forth in the Prospectus under "Terms of the Transaction - Indemnification for Securities Act Liabilities" a description of the laws of Texas with respect to the indemnification of officers, directors, and agents of corporations incorporated in Texas.

     Both the Company and Flex Financial Group, Inc. have charter provisions and bylaw provisions that insure or indemnify, to the full extent allowed by the laws of Texas, directors, officers, employees, agents or persons serving in similar capacities in other enterprises at the request either of the Company or Flex Financial Group, Inc., as the case may be.

     To the extent of the indemnification rights provided by the Texas statutes and provided by the Company's and Flex Financial's charter and bylaws, and to the extent of Flex Financial's and the Company's abilities to meet such indemnification obligations, the officers, directors and agents of the Company would be beneficially affected.

EXHIBITS.

     Separately bound but filed as part of this Form S-4 Registration Statement are the following exhibits:


Exhibit Item
         2.1    -  Agreement of Merger of July 1, 1996 between Flex
                -  Acquisitions Corporation And Flex Financial Group, Inc.(1)
         2.2    -  Business Combination-Spinoff Agreement of June 30, 1996
                -  among Flex Acquisitions Corporation; Flex Financial Group,
                -  Inc.; and American NorTel Communications, Inc.(1)
         3.1    -  Certificate of Incorporation of Flex Acquisitions
                -  Corporation(1)
         3.2    -  Certificate of Incorporation of Flex Financial Group, Inc.
                -  and amendments thereto.(1)
         3.3    -  Bylaws of Flex Acquisitions Corporation(1)
         3.4    -  Bylaws of Flex Financial Group, Inc.(1)
         4.1    -  Form of Class B Redeemable Common Stock Purchase
                -  Warrant(1)
         4.2    -  Form of Class C Redeemable Common Stock Purchase
                -  Warrant(1)
         4.3    -  Form of Class A Unit Purchase Options(1)
         4.4    -  Form of Common Stock Purchase Options(1)
         5.1    -  Opinion of M. Stephen Roberts, Esq., as to the legality
                -  of the securities covered by the Form S-4 and Form SB-2
                -  Registration Statements(1)
         8.1    -  Opinion of M. Stephen Roberts, Esq., as to tax matters and
                -  tax consequences to the shareholders(1)
        10.1    -  Escrow Agreement among Flex Acquisitions Corporation;
                -  American NorTel Communications, Inc., and Southwest Bank
                -  of Texas N.A.(1)
        10.2    -  Agreement of Flex Financial relating to compliance with
                -  S.E.C. Rule 419(1)
        23.1    -  Consent of M. Stephen Roberts, Esq., to the reference to
                -  him as an attorney who has passed upon certain information
                -  contained in the Prospectus Statement(1)
        23.2    -  Consent of Harper & Pearson Company, independent auditors
                -  of Flex Acquisitions Corporation (superceded by Exhibit 23.4)
        23.3    -  Consent of Harper & Pearson Company, independent auditors
                -  of Flex Financial Group, Inc. (superceded by Exhibit 23.5)
        23.4    -  Consent of Harper & Pearson Company, independent auditors
                -  of Flex Acquisitions Corporation (2)
        23.5    -  Consent of Harper & Pearson Company, independent auditors
                -  of Flex Financial Group, Inc. (2)
        27.1    -  Financial Data Schedule (1)



     (1)Previously  filed  as  an  Exhibit  to  the  Registrant's Registration
Statement on Form SB-2 as contemporaneously filed with the Securities and Exchange Commission on November 29, 1996; and incorporated by reference herein and to be a part hereof from the date of filing such documents.

     (2)Previously filed as an Exhibit to the Registrant's Registration Statement as Amendment No. 1 to Form SB-2 as contemporaneously filed with the Securities and Exchange Commission on June 23, 1997; and incorporated by reference herein and to be a part hereof from the date of filing such documents.

                                 UNDERTAKINGS

     Flex  Acquisitions  Corporation  will:

          1. File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

i) include any prospectus required by Section 10(a)(3) of the Securities Act;

ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

               iii) include any additional or changed material information on the plan of distribution.


          2. For determining liability under this Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("the Act") may be permitted to directors, officers and controlling persons of Flex Acquisitions Corporation pursuant to the foregoing provisions, or otherwise, Flex Acquisitions Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by Flex Acquisitions Corporation of expenses incurred or paid by a director, officer or controlling person of Flex Acquisitions Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Flex Acquisitions Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     Flex Acquisitions Corporation hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     Flex Acquisitions Corporation hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on June 23, 1997.

                              FLEX  ACQUISITIONS  CORPORATION



                              By:  /S/  Michael  T.  Fearnow
                                   Michael  T.  Fearnow
                              Chief  Executive Officer,  President  and
                              Chairman  of  the  Board  of  Directors
                              (Principal  Executive  Officer)


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                              FLEX  ACQUISITIONS  CORPORATION


                              By:  /S/  Michael  T.  Fearnow
                                   Michael  T.  Fearnow
                                   Chief  Executive  Officer,  President,
                                   Chief  Financial  Officer,  Chairman
                                   of the Board of Directors, and Director
                                   (Principal  Executive  Officer)
                                   (Principal  Financial  and
                                   Accounting  Officer)


                              Date:  June  23,  1997


                         FLEX ACQUISITIONS CORPORATION
                                 EXHIBIT INDEX
                                       TO
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT


Exhibit No.  Description                                                   Page
       23.4  Consent of Harper & Pearson Company, independent auditors of Flex Acquisitions Corporation (1)
       23.5  Consent of Harper & Pearson Company, independent auditors of Flex Financial Group, Inc. (1)


     (1)Previously filed as an Exhibit to the Registrant's Registration Statement, as Amendment No. 1 to Form SB-2 as contemporaneously filed with the Securities and Exchange Commission on June 23, 1997; and incorporated by reference herein and to be a part hereof from the date of filing such documents.